Exhibit 99.1

LEASE AGREEMENT

BETWEEN

SSI 900 MIDDLESEX MA LP, as Landlord

AND

QUANTERIX CORPORATION, as Tenant

WITH RESPECT TO

900 MIDDLESEX TURNPIKE, BUILDING 1

BILLERICA, MASSACHUSETTS

October 2, 2018

i

	4.2.3.	OPERATING COSTS	16

4.3.	SECURITY DEPOSIT		19

4.4.	HOLDOVER RENT		21

4.5.	PAYMENTS		22

Article V LANDLORD’S COVENANTS			22

5.1.	LANDLORD’S COVENANTS DURING THE TERM		22

	5.1.1.	BUILDING SERVICES	22

	5.1.2.	REPAIRS	22

	5.1.3.	QUIET ENJOYMENT	23

	5.1.4.	LANDLORD’S INSURANCE	23

	5.1.5.	LANDLORD’S INDEMNITY	23

	5.1.6.	TENANT’S COSTS	24

5.2.	INTERRUPTIONS		24

Article VI TENANT’S COVENANTS			25

6.1.	TENANT’S COVENANTS DURING THE TERM		25

	6.1.1.	TENANT’S PAYMENTS	25

	6.1.2.	MAINTENANCE AND REPAIRS	25

	6.1.3.	OCCUPANCY AND USE	25

	6.1.4.	RULES AND REGULATIONS	25

	6.1.5.	COMPLIANCE WITH LAWS AND SAFETY APPLIANCES	25

	6.1.6.	ASSIGNMENT, MORTGAGING AND SUBLETTING	26

	6.1.7.	INDEMNITY	28

	6.1.8.	TENANT’S INSURANCE	29

	6.1.9.	LANDLORD’S RIGHT OF ENTRY	29

	6.1.10.	LANDLORD’S COSTS	30

	6.1.11.	TENANT’S PROPERTY	30

	6.1.12.	LABOR OR MATERIALMEN’S LIENS	30

	6.1.13.	SURRENDER; DECOMMISSIONING	30

	6.1.14.	HOLDOVER	31

	6.1.15.	HAZARDOUS MATERIALS	32

	6.1.16.	SIGNS	35

	6.1.17.	COVENANTS INDEPENDENT	35

	6.1.18.	SECURITY	36

	6.1.19.	FINANCIAL REPORTS	36

	6.1.20.	OCCUPANCY	36

Article VII CASUALTY AND TAKING			36

7.1.	DAMAGE FROM CASUALTY		36

7.2.	ABATEMENT OF RENT		37

7.3.	LIMITATION ON LANDLORD’S AND TENANT’S OBLIGATIONS		37

7.4.	LANDLORD’S RIGHT TO TERMINATE		37

7.5.	TENANT’S RIGHT TO TERMINATE		37

7.6.	EMINENT DOMAIN; RIGHT TO TERMINATE AND ABATEMENT IN RENT		38

7.7.	RESTORATION		38

7.8.	LANDLORD TO CONTROL EMINENT DOMAIN ACTION		39

Article VIII RIGHTS OF MORTGAGEE			39

8.1.	PRIORITY OF LEASE		39

8.2.	LIMITATION ON MORTGAGEE’S LIABILITY		39

8.3.	NO MODIFICATION, ETC.		40

8.4.	NO RELEASE OR TERMINATION		40

8.5.	CONTINUING OFFER		40

Article IX DEFAULT		41

9.1.	EVENTS OF DEFAULT BY TENANT	41

9.2.	REMEDIES	42

Article X MISCELLANEOUS		44

10.1.	TITLES	44

10.2.	NOTICES FROM ONE PARTY TO THE OTHER	44

10.3.	BIND AND INURE	44

10.4.	NO SURRENDER	45

10.5.	NO WAIVER, ETC.	45

10.6.	NO ACCORD AND SATISFACTION	45

10.7.	CUMULATIVE REMEDIES	45

10.8.	PARTIAL INVALIDITY	45

10.9.	RIGHT TO CURE	46

10.10.	ESTOPPEL CERTIFICATE	46

10.11.	WAIVER OF SUBROGATION	46

10.12.	BROKERAGE	47

10.13.	PARKING	47

10.14.	ACCESS	47

10.15.	ENTIRE AGREEMENT	47

10.16.	GOVERNING LAW	48

10.17.	ADDITIONAL REPRESENTATIONS	48

10.18.	WAIVER OF CONSEQUENTIAL DAMAGES	48

10.19.	PREVAILING PARTY	48

10.20.	CONFIDENTIALITY	48

10.21.	OFAC	49

10.22.	FORCE MAJEURE	49

10.23.	WAIVER OF JURY TRIAL	49

10.24.	ROOFTOP LICENSE	50

v

Article I

TERM REFERENCE DATA

1.1.                            SUBJECTS REFERRED TO.

Each reference in subsequent Articles of this Lease Agreement (this “Agreement” or “Lease”) to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD:	SSI 900 Middlesex MA LP

LANDLORD’S ADDRESS:	c/o Spaulding & Slye Investments One Post Office Square Boston, MA 02109 Attn: Portfolio Manager

TENANT:	Quanterix Corporation, a Delaware corporation

TENANT’S ADDRESS	900 Middlesex Turnpike, Building 1 Billerica, Massachusetts 01821 Attn: Facilities Manager and General Counsel

LOT:	The parcel of land described on Exhibit A attached hereto.

BUILDING:	The building commonly known as and numbered 900 Middlesex Turnpike, Building 1, in Billerica, Massachusetts, located on the Lot.

PROPERTY:

That portion of the Lot on which the Building is situated, as more particularly shown on the plan attached hereto as Exhibit B, together with the Building and other improvements, if any, located thereon.

PREMISES	The entire Building which is comprised of two (2) floors and contains approximately 91,600 rentable square feet (“RSF”) of space.

COMMON AREAS:

To the extent Landlord has rights therein, any property located on or about the 900 Middlesex Turnpike Business Park that benefits the Lot, including, without limitation, the non-exclusive right to use common walkways, roadways, driveways, green space, and other similar or related facilities or areas that exist on or about the 900 Middlesex Turnpike Business Park.

RENTABLE SQUARE FEET:	The rentable area of the Building or any portion thereof.

TOTAL RENTABLE SQUARE FEET OF THE PREMISES:	91,600 RSF.

TERM COMMENCEMENT DATE:

The Term Commencement Date shall be the earlier to occur of (a) April 1, 2019, (b) the Substantial Completion (as defined in the Work Letter) of Tenant’s Initial Work, (c) the issuance of a temporary or permanent certificate of occupancy for the Premises for Tenant’s Permitted Use, and (d) the use of all or any portion of the Premises for the conduct of Tenant’s business (not including, for clarity, access of the Premises for the moving in of furniture, fixtures and equipment, for access to manage Tenant’s Initial Work or otherwise for the performance of Tenant’s Initial Work). In the event Landlord shall fail to deliver the Premises in the Delivery Condition (hereinafter defined) by January 1, 2019, (the “Rent Credit Date”), Tenant shall be entitled to one (1) day of free Rent for the Premises for each day after the Rent Credit Date until the date that delivery has occurred (the “Late Delivery Credit”) (which Late Delivery Credit shall be credited following the expiration of the Free Rent Period).

TERM EXPIRATION DATE:

The last day of that calendar month which is one hundred thirty-seven (137) months after the Term Commencement Date, provided that if the Term Commencement Date is the first day of a calendar month, the Term Expiration Date shall be the last day of the one hundred thirty-seventh (137th) calendar month, including the calendar month in which the Term Commencement Date occurs, as the same may be extended pursuant to the terms and conditions of this Agreement.

TERM:	The period of time starting on the Term Commencement Date and ending on the Term Expiration Date.

BASE RENT:	Applicable Portion of Lease Term	Annual Rate		Monthly Rate		Per RSF Rate
	Month 1 - Month 5 (the “Free Rent Period”)	$0.00		$0.00		$0.00
	Month 6 - Month 17	$3,183,100.00	*	$265,258.33	*	$34.75	*
	Month 18 - Month 29	$3,262,678.00	*	$271,889.79	*	$35.62	*
	Month 30 - Month 41	$3,344,244.00		$278,687.04		$36.51
	Month 42 - Month 53	$3,427,851.00		$285,654.21		$37.42
	Month 54 - Month 65	$3,513,547.00		$292,795.57		$38.36
	Month 66 - Month 77	$3,618,953.00		$301,579.43		$39.51
	Month 78 - Month 89	$3,727,522.00		$310,626.82		$40.69
	Month 90 - Month 101	$3,839,347.00		$319,945.62		$41.91

	Month 102 - Month 113	$3,954,528.00	$329,543.99	$43.17
	Month 114 - Month 125	$4,073,164.00	$339,430.31	$44.47
	Month 126 - Month 137	$4,195,359.00	$349,613.22	$45.80

*Subject to the provisions of Section 4.1.

The above rent schedule begins on the first day of the first full month of the Term beginning on or after the Term Commencement Date. If the Term Commencement Date is a date other than the first day of a calendar month, (a) the Free Rent Period shall begin on the Term Commencement Date and end on the date immediately preceding the date which is five (5) months after the Term Commencement Date, and (b) the Base Rent for the partial month in which the Free Rent Period expires shall be at the same rate as Months 6 through 17 but shall be prorated.

Should Tenant extend the Term of this Agreement as hereafter provided, the Base Rent for the two (2) 5-year extension options during each Term Extension shall be the greater of (a) 95% of the Fair Market Rental Value for the Premises as determined in accordance with the terms of this Lease, and (b) the Base Rent then in effect immediately prior to the extension of the then current Term of this Agreement.

As used in this Lease, the term “Fair Market Rental Value” shall mean the prevailing base rent and additional rent (including provisions for escalations and subsequent increases) for new leases or lease renewals (as applicable) of a comparable term then being negotiated or executed by sophisticated nonaffiliated tenants in arms-length nonequity (i.e., not being offered equity in the building) transactions for comparable space located elsewhere in similar class buildings located in the Bedford, Billerica and Burlington, Massachusetts submarket (the “Comparable Properties”), in either case considering the relative age, condition and location of the Building and the Comparable Properties, the improvements in the Building relative to the Comparable Properties, the relative condition of the Building’s and Comparable Properties’ systems, the relative condition of the Building and such comparable space, amenities available in the Building and in Comparable Properties, and other relevant factors..

PERMITTED USES:

Administrative office, good management practice certified manufacturing and research and development (including laboratory) uses and any uses that are ancillary or accessory thereto, provided that such uses comply with local zoning and all applicable laws and governmental rules and regulations, and for no other use.

ADDITIONAL RENT:	Tenant’s Taxes, Tenant’s costs of electricity and Landlord’s Operating Costs and any other fees, charges, expenses, fines, assessments or other sums due Landlord from Tenant pursuant to this Lease.

DATE OF THIS LEASE:	October 2, 2018.

1.2.                            EXHIBITS.

The Exhibits listed below in this Section are incorporated in this Agreement by reference and are to be construed as part of this Agreement:

EXHIBIT A                                                      Legal Description of the Lot

EXHIBIT B                                                      Plan of Premises

EXHIBIT C                                                      Initial Plan of Tenant’s Initial Work and Budget

EXHIBIT D                                                      ACH Electronic Fund Transfer Form

EXHIBIT E                                                       Form Letter of Credit

EXHIBIT F                                                        Building Services

EXHIBIT G                                                      Rules and Regulations

EXHIBIT H                                                     Decommissioning Requirements and Decommissioning Plan

EXHIBIT I                                                          Form of Landlord Estoppel Certificate

EXHIBIT J                                                          Form of Tenant Estoppel Certificate

EXHIBIT K                                                      Work Letter

EXHIBIT L                                                       Delivery Condition Items

EXHIBIT M                                                   Landlord’s Equipment

EXHIBIT N                                                      List of Site Assessments

EXHIBIT O                                                      Existing Mortgagee’s Form of SNDA

EXHIBIT P                                                        Tenant’s Exterior Signage

EXHIBIT Q                                                      Form of Commencement Date Agreement

1.3.                            SECURITY DEPOSIT.

$1,000,000.00 irrevocable standby Letter of Credit (as defined in Section 4.3 hereof) obtained and delivered in accordance with the terms and conditions of Section 4.3 hereof; provided, however, so long as Tenant is not then in default, and that prior to any Reduction Date (as set forth in the table below) there has occurred no monetary Event of Default, then, as of each Reduction Date, Landlord shall permit the amount of the letter of credit to be reduced to (or a replacement letter of credit may be issued in the amount of) the corresponding New Letter of Credit Amount (as set forth below) as follows:

Reduction Date	New Letter of Credit Amount
The first day of the forty-first (41st) full calendar month of the Term	$750,000.00
The first day of the sixty-fifth (65th) full calendar month of the Term	$250,000.00

To obtain the reduction, (a) Tenant shall coordinate for the amendment or replacement of the original Letter of Credit that Landlord shall hold to reduce the Letter of Credit as noted above, and (b) Tenant shall pay all costs and expenses associated with such amendments to or replacements of, the Letter of Credit, which Letter of Credit shall always remain in the form and subject to the provisions of Section 4.3 of this Agreement.

Article II

PREMISES AND TERM

2.1.                            PREMISES.

Subject to and with the benefit of the provisions of this Agreement, Landlord hereby leases to Tenant and Tenant leases from Landlord, for the Term, the Premises, but excluding the Building’s exterior walls and exterior windows (except the inner surfaces thereof), roof and roof membrane, floor slabs, load bearing elements, footings, foundations, columns and other structural elements.  Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use.  Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses.  Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.2.                            RIGHT TO EXTEND.

Subject to the following, Tenant shall have the right (the “Extension Option”) to extend the Lease Term for two (2) successive periods of five (5) years each (each, an “Term Extension” and collectively the “Term Extensions”), by giving Landlord written notice (the “Renewal Notice”) irrevocably exercising such extension, which notice must be received by Landlord not later than the date twelve (12) months prior to the otherwise applicable last day of the Lease Term (as the same may have been extended for the first Term Extension), time being of the essence.  If each such extension is timely and properly exercised, the Lease Term shall be automatically extended to include the applicable Term Extension upon the same terms and conditions except that (i) during the second Term Extension, Tenant shall have no further option to extend the Term, (ii) the Base Rent for each Term Extension shall be the greater of (a) ninety-five (95%) of the Fair Market Rental Value for the Premises as determined in accordance with the terms hereof, and (b) the Base Rent then in effect immediately prior to the extension of the then current Term of this Agreement, and (iii) Landlord shall have no obligation to prepare, refurbish or construct the Premises or any part thereof prior to the commencement of the Extension Term or otherwise provide any amount of free rent or improvement allowance in respect of the Premises.  Any exercise of an Extension Option by Tenant as provided herein shall be irrevocable.  If for any reason the Fair Market Rental Value has not been determined as of the commencement date of the Term Extension, Tenant initially shall pay Base Rent in an amount equal to one hundred three percent (103%) of the Base Rent in effect immediately prior to the commencement date of the Term Extension , with a retroactive adjustment to be made within fourteen (14) days after the determination of Fair Market Rental Value.  If Tenant exercises the Extension Option, within fifteen (15) days after the determination of the Fair Market Rental Value for the Premises as herein provided, the Landlord and Tenant shall execute an amendment to this Lease confirming same, provided that the failure of either party to do so shall not affect the rights and obligations of the parties hereunder.  Tenant shall not be entitled to exercise its extension right pursuant to the terms of this Section if, at the time of exercise or at the commencement of the Term Extension, (i) Tenant is in default beyond any applicable notice and cure period provided in this Lease, or (ii) this Lease is not in full force and effect.

In the event Tenant timely delivers its Renewal Notice as set forth above, Landlord shall notify Tenant of the applicable Fair Market Rental Value as determined by Landlord within thirty (30) days after receipt of Tenant’s Renewal Notice.  Tenant shall, within fifteen (15) days after receipt of Landlord’s determination of the Fair Market Rental Value, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Fair Market Rental Value.  If Tenant fails to notify Landlord that it rejects Landlord’s determination of the Fair Market Rental Value within such fifteen (15) day period (time being of the essence), Tenant shall be deemed to have irrevocably accepted Landlord’s determination of the Fair Market Rental Value.  If Tenant rejects Landlord’s determination of the Fair Market Rental Value within such fifteen (15) day period (time being of the essence), then Landlord and Tenant shall each select a Qualified Broker (as defined below) within ten (10) business days following delivery of Tenant’s rejection notice.  If a party fails to timely select a Qualified Broker, the determination of the Fair Market Rental Value for the Premises shall be made by the Qualified Broker selected by the other party.  If each party selects a Qualified Broker, the two (2) Qualified Brokers selected by Landlord and Tenant shall select a third Qualified Broker by mutual agreement reached within five (5) business days after selection of the first two (2) Qualified Brokers by Landlord and Tenant.  Within ten (10) business days after the third Qualified Broker has been selected, all of the Qualified Brokers shall meet to attempt to agree upon the Fair Market Rental Value for the Premises.  If the Qualified Brokers are unable to reach agreement, all Qualified Brokers shall, within ten (10) business days after the expiration of the preceding ten (10) business day period, arrange to simultaneously submit to Landlord and Tenant in writing their determinations of Fair Market Rental Value.  Landlord shall be responsible for any and all costs associated with the retention of the Qualified Broker selected by Landlord, Tenant shall be responsible for any and all costs associated with the retention of the Qualified Broker selected by Tenant and Landlord and Tenant shall each be responsible for one half (1/2) of any and all costs associated with the retention of the third Qualified Broker.  All brokers selected pursuant to this section shall be (a) a commercial real estate broker licensed in Massachusetts, specializing in the leasing of laboratory space in the Bedford, Billerica and Burlington, Massachusetts submarket, with not less than ten (10) years’ experience in appraising comparable commercial properties in such market and recognized as reputable within the local real estate industry, and (b) independent and none of the brokers nor their firms shall have been employed by Landlord (with respect to the Building),

Tenant or their affiliates for the immediately preceding five (5) years (each such broker being defined herein for purposes of this paragraph as a “Qualified Broker”).  The Fair Market Rental Value shall be the average (“average” shall refer herein to the sum of the fair market rent determinations divided by the number of brokers) of the fair market rent determinations of the three (3) brokers, unless the highest determination of the three (3) brokers is greater than 10% higher than the next highest determination, in which case it shall be discarded, or unless the lowest of the three (3) determinations is greater than 10% lower than the next lowest determination, in which case it shall be discarded.  If one determination is discarded, then the Fair Market Rental Value shall be the average of the remaining two (2) determinations.  If both the highest determination and the lowest determination are discarded, then the Fair Market Rental Value shall be the remaining determination.  The Fair Market Rental Value for the Premises determined in accordance with the terms hereof shall be final and binding on Landlord and Tenant.

2.3.                            EARLY ACCESS.

Tenant shall be permitted entry into the Premises beginning on the date of execution of this Lease solely for the limited purpose of performing Tenant’s Initial Work subject to and in accordance with the terms and conditions of the Work Letter attached hereto as Exhibit K and incorporated herein (the “Work Letter”), but any such entry or entries shall be at the Tenant’s sole risk.  Tenant’s access of the Premises prior to the Term Commencement Date (“Tenant’s Early Access”) for purposes of performing the Tenant’s Initial Work as provided above shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent during such period, other than charges for electricity and other utilities which shall be payable by Tenant.

2.4.                            COMMENCEMENT DATE AGREEMENT.

Following the Term Commencement Date, Landlord may prepare and submit to the Tenant a Commencement Date Agreement in the form of EXHIBIT Q, completed in good faith by Landlord, and executed by Landlord.  The information inserted on the Commencement Date Agreement shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Commencement Date Agreement by Landlord and Tenant or (b) the lapse of fifteen (15) days following delivery of the Commencement Date Agreement to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Commencement Date Agreement.  If Tenant does object in good faith to any information set forth in the Commencement Date Agreement, it shall execute the Commencement Date Agreement subject to its specifically-stated, written objections.  Tenant must explain the reasons for its objections in reasonable detail.  That portion of the Commencement Date Agreement to which no objection was made shall be conclusive and controlling.  Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord’s information as inserted in the Commencement Date Agreement shall be utilized subject to any later adjustment agreed or found to be appropriate.  Tenant’s refusal or failure to execute a Commencement Date Agreement shall neither prevent nor delay the occurrence of the Term Commencement Date.  In no event shall the Commencement Date Agreement be recorded.

Article III

STATUS OF PREMISES; ALTERATIONS; MAINTENANCE

3.1.                            AS IS.

Tenant shall accept the Premises in its “as is” and “where is” condition as of the Term Commencement Date, provided that (a) the items set forth on Exhibit L - Part I shall be satisfied as of the Term Commencement Date, and (b) Landlord shall have removed the equipment designated for removal as set forth on Exhibit M (“Landlord’s Equipment”), which equipment shall be retained by Landlord as Landlord’s property (collectively, the “Delivery Condition”).  Landlord shall substantially complete each of the items set forth on Exhibit L - Part II within a commercially reasonable period after the Term Commencement Date. Tenant may not make any alterations or changes to the Premises, or remove any of Landlord’s property that is affixed to the Premises, without Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole discretion.  Without limiting the generality of the foregoing, Tenant shall not (i) modify nor penetrate nor make any structural change nor addition to the Building, including without limitation, the Premises, nor the roof, Building envelope, load bearing walls, foundation nor any Building systems (collectively, “Building Structure/Systems”), or (ii) remove or alter any of the Premises’ infrastructure, fixtures, built-ins, and/or equipment that is affixed to the Premises as of the date hereof in any respect, without, in either case, first obtaining, on each occasion, Landlord’s consent in writing, which Landlord may grant or withhold in Landlord’s sole discretion, and, if Landlord so consents, then only at Tenant’s expense using only a contractor on Landlord’s list of approved contractors for the Building Structure/Systems, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall approve, which shall include, without implied limitation, maintenance of insurance in form and substance satisfactory to Landlord.  Any Landlord approval of such alterations may be conditioned upon the Tenant’s delivery to Landlord of such documents as Landlord may reasonably require to understand or assess the scope of the proposed changes, and/or additional protections required as arise therefrom, including, without limitation, certificates of insurance, timeline, list of required permits or approvals, and stamped architectural drawings or other plans together with cost affidavits and evidence of available funds.  Landlord shall deliver notice of its consent or withholding of consent in connection with any such plans proposed by Tenant requiring Landlord consent and in connection with any selection of contractors proposed by Tenant requiring Landlord consent within ten (10) business days after Landlord receives the same from Tenant (which notice of Landlord shall, in the case of a withholding of consent, contain a description of the reasons for Landlord’s withholding of consent).  If Landlord fails to approve or disapprove of Tenant’s proposed plans or contractors within such ten (10) business day period, Tenant may give Landlord notice of such failure and if such notice includes a statement at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S FAILURE TO RESPOND TO TENANT’S REQUEST FOR APPROVAL OF THE ENCLOSED PLANS OR CONTRACTORS WILL RESULT IN LANDLORD’S DEEMED APPROVAL OF SUCH PLANS OR CONTRACTORS”, then Landlord shall be deemed to have approved such plans and/or contractors (as applicable) if Landlord fails to respond to such request within an additional five (5) business days. Notwithstanding anything in this Section 3.1 to the contrary, Tenant shall provide Landlord at least fourteen (14) days’ prior notice thereof, but shall not be required to obtain Landlord’s consent to perform interior, non-structural alterations that: (a) cost less than One Hundred Thousand Dollars ($100,000.00) in the aggregate (including all related alterations which may be part of a larger project or a series of related projects), not including the cost of furniture, trade fixtures and equipment, and (b) do not affect the Building Structure/Systems (alterations satisfying the foregoing clauses (a) and (b) are referred to herein as “Permitted Alterations”.  With the exception of the requirement to obtain Landlord’s consent, the performance or construction of any Permitted Alterations shall comply with all other terms and conditions of this Lease applicable to any alterations or other work by Tenant at the Premises.  Tenant shall provide Landlord with copies of any construction plans and as-built plans that Tenant obtains for any Permitted Alterations.

3.2.                            TENANT’S WORK.

To the extent that Landlord approves any alterations or other work by Tenant at the Premises, the approval is limited to Tenant’s work as shown on the plans and specifications approved by Landlord, and Tenant’s work, including, without limitation, matters related to or arising out of the design and/or construction of the work, including, without limitation, any errors or omissions contained therein, and/or the necessity of other work required by such work to comply with legal requirements or directives, shall be Tenant’s responsibility without cost or liability to Landlord.  All work performed by or for Tenant under this Lease is performed for the sole benefit of Tenant and at Tenant’s sole cost and expense and shall be done in a good and workmanlike manner, in compliance with all applicable laws and using new and high quality materials.  Tenant agrees that, with respect to all work of any nature performed by or for Tenant, including, without limitation, Tenant’s work, whether related to leasehold improvements, alterations or any other type of manner of work, Tenant and Tenant’s agents, contractors, workers, mechanics, suppliers and invitees shall work in harmony with Landlord and such other contractors, workers, mechanics, suppliers and invitees as shall be working there from time to time, if any.  Upon completion of any work by Tenant, Tenant shall provide Landlord with “As-Built” electronically recorded drawings on a disk in AutoCADD format.  Any alteration or addition shall be consistent in appearance with the rest of the Building and Landlord’s Property and shall be made only after duly obtaining all required permits and licenses from all governmental authorities.  Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such alterations or additions and, upon request, provide Landlord lien waivers from time to time from all parties performing work related to the Premises or services for Tenant.  This Lease addresses the respective obligations of Landlord and Tenant for maintenance, repairs and replacements, and, to the fullest extent permitted by law, Tenant waives the provisions of G.L. c. 186 §19.

3.3.                            TENANT’S INITIAL WORK; IMPROVEMENT ALLOWANCE.

3.3.1.                  TENANT’S INITIAL WORK.  Subject to the provisions of the Work Letter, Landlord understands that Tenant may wish to make certain alterations and improvements to the Premises at the start of the Term so as to originally configure the Premises for Tenant’s intended uses (such work the “Tenant’s Initial Work”).  Tenant has provided Landlord with conceptual plans and a general budget for Tenant’s Initial Work, copies of which are attached hereto as Exhibit C.  Tenant acknowledges and agrees that Landlord has not approved Tenant’s Initial Work, and that any such approval will be provided in a separate writing signed by Landlord.

Landlord hereby consents to and approves Tenant’s use and engagement of both GRLA Architects and JM Coull Construction (the “Approved Professionals”) to design and undertake to construct Tenant’s Initial Work.  Landlord shall have the right to have its representative at the Premises at all times during the construction of the Tenant’s Initial Work to review and monitor the performance of same, and Tenant shall pay Landlord, within ten (10) days after Landlord’s written demand, a construction monitoring fee equal to one percent (1%) of the total hard costs of Tenant’s Initial Work.  Landlord reserves the right to deduct such fee from the Improvement Allowance (as defined below).

Prior to commencing any work on the Tenant’s Initial Work, Tenant shall submit a budget for the Tenant’s Initial Work, including all hard and soft costs such as and without limitation, all labor and materials, architectural, engineering, permitting, project management, and space planning fees (“Itemized Costs”) to Landlord for Landlord’s approval.  Upon Landlord’s approval of such a budget, the same shall be referred to herein as the “Approved Budget”.

3.3.2.                  IMPROVEMENT ALLOWANCE.  Subject to the terms hereof, Landlord shall grant an allowance to Tenant in an amount not to exceed the aggregate of (a) Six Million Eight Hundred Seventy Thousand Dollars ($6,870,000.00) (the “Basic Improvement Allowance”) to be used solely to reimburse the Tenant for the Itemized Costs, and (b) One Million Three Hundred Thousand Dollars ($1,300,000.00) (the “HVAC Allowance” and together with the Basic Improvement Allowance, the “Improvement Allowance”) to be used solely to reimburse the Tenant for that portion of the Itemized Costs of replacing the HVAC units serving the Premises and related control systems .  The Improvement Allowance shall be available for disbursement subject to and in accordance with the terms and conditions hereof (including the Work Letter), provided that at no time shall Landlord be required to make a disbursement of any of the Improvement Allowance if following such advance the aggregate amount of the Improvement Allowance advanced by Landlord would exceed Landlord’s Share of the aggregate amount of the Itemized Costs incurred by Tenant through such date. As used herein, “Landlord’s Share” means and refers to a fraction (expressed as a percentage), the numerator of which is the original amount of the Improvement Allowance and the denominator of which is the total amount of the Approved Budget (taking into account any increases in the Approved Budget, including increases as a result of change orders requested by Tenant and approved by Landlord in accordance with the terms of the Work Letter).  Conditioned upon and provided that the Conditions Precedent (as defined below) are satisfied for each reimbursement request, and satisfied for each request no later than the date which is two (2) years after the Term Commencement Date (the “Required Completion Date”), Landlord shall pay to Tenant within thirty (30) days of satisfaction of the Conditions Precedent Landlord’s Share of the Itemized Costs The “Conditions Precedent” are: (a) Tenant is not in default under this Lease beyond any applicable notice and cure period provided in this Lease, and Tenant is in full compliance with all requirements under this Section 3.3 concerning Tenant’s Initial Work, (b) Tenant has complied with all of the terms and conditions of the Work Letter that are conditions precedent that required to be satisfied prior to the disbursement of any portion of the Improvement Allowance, and (c) Tenant has provided Landlord an itemized accounting of Tenant’s costs for such Tenant’s Initial Work for which it seeks reimbursement (“Itemized Costs”), of which not more than twenty-five (25%) percent shall be laboratory case work and soft costs, as more particularly set forth in the Work Letter.

Notwithstanding anything herein to the contrary, in the event that Tenant has not completed the Tenant’s Initial Work and satisfied all of the conditions for payment of the Improvement Allowance on or before the Required Completion Date, any remaining unfunded portion of the Improvement Allowance shall be deemed forfeited and Landlord shall have no further obligation to make any advances of the Improvement Allowance, provided, however, that so long as no Event of Default has occurred and is continuing, an amount equal to the Maximum Unused Allowance Amount (as defined below) shall inure to Tenant’s benefit and shall be applied against Base Rent payable beginning as of the first day of the first calendar month following the Required Completion Date, and continuing for such number of calendar months as is necessary for said Maximum Unused Allowance Amount to be fully applied to Base Rent that subsequently comes due and payable hereunder.  For purposes of this Agreement, the “Maximum Unused Allowance Amount” shall mean an amount equal to the lesser of (i) the aggregate amount of any portion of the Basic Improvement Allowance that was not Advanced (as defined in the Work Letter) or otherwise disbursed by Landlord, for any reason or no reason whatsoever, as of the date immediately following the Required Completion Date, or (ii) an amount equal to One Million Seven Hundred Twenty-Five Thousand Dollars ($1,725,000.00).  For the avoidance of doubt, the Maximum Unused Allowance Amount shall not be applied to abate or reduce Tenant’s obligations with respect to Additional Rent, and no unused portion of the HVAC Allowance may be used to abate or reduce any of Tenant’s obligations with respect to Base Rent or Additional Rent.  Except as set forth above, Tenant shall not otherwise be entitled to any credit, offset or abatement with respect the unused Improvement Allowance funds.

3.4.                            NO WASTE.

Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.  Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises so as to impede, to the extent reasonably practicable, deterioration by ordinary wear and tear.  Without limiting the foregoing, Tenant shall not connect to any utility or Building system anything which would exceed the capacity of any related distribution system, equipment or conductor serving the Premises.

3.5.                            MAINTENANCE; REPAIRS; AND YIELD-UP.

Tenant agrees that from Tenant’s entry to the Premises until the end of the Term hereof and during any holdover, it will keep the Premises neat and clean and maintain the same in good repair and condition (other than Landlord’s obligations under Sections 7.1 and 7.2 of this Lease) and in a design, decor and character consistent with the rest of Landlord’s Property; the Tenant’s obligation to so clean, maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, glass, fixtures, interior walls, drains, floors, carpeting, Tenant Responsibilities and any other systems exclusively serving the Premises.  Tenant is also responsible to replace any of the foregoing items or other portions of the Premises that are destroyed or deteriorate from Tenant’s failure to take customary measures to prevent their destruction or deterioration.  In addition, Tenant is responsible, at Tenant’s sole cost and expense, for (i) the cleaning of the Premises and ordinary trash removal from the Premises to the dumpster, and (ii) the proper use, management, storage, removal and off-site disposal of any and all Hazardous Materials in accordance with Environmental Requirements.  Tenant, and not Landlord, is responsible at Tenant’s sole cost and expense to maintain, repair and replace above ground storage tanks (“ASTs”) and secondary containment associated with the ASTs installed by Tenant in accordance with Section 6.1.15(b), lab hoods, lab areas, wastewater systems and anything Tenant or another at Tenant’s direction installed, modified, added and/or altered, HVAC and/or other Building systems, including, without limitation, any HVAC units, fixtures and equipment and/or related work, including, without limitation, duct work whether part of Tenant’s work or other work later performed on the Premises by Tenant or any other Tenant Parties such as for a server room or lab space (collectively, “Tenant Responsibilities”).  Tenant shall maintain a complete, full preventative HVAC service contract with a contractor acceptable to Landlord and Tenant, a copy of which contract shall be provided to Landlord for the maintenance (at least quarterly), repair and upkeep of the HVAC related to Tenant Responsibilities, and Tenant shall be responsible, if necessary, for replacing any portion of the HVAC related to Tenant Responsibilities.  In addition to and not in limitation of Tenant’s other obligations hereunder (including, without limitation, Tenant’s obligation to yield up the Premises) Tenant shall, during the Lease Term, maintain, repair and replace as necessary, all additions, alterations and improvements to or for the benefit of the Premises or the business at the Premises, including ASTs and secondary containment and shall maintain the same in good working order and condition.  At the end of the Term or sooner termination of this Lease, Tenant shall peaceably surrender or deliver up the Premises to Landlord having, at Landlord’s option removed all ASTs and secondary containment and restored (a) any so-called “clean room” created by or at the direction of Tenant to the condition such space was in prior to the Term Commencement Date, and (b) any other space, by either (x) having first removed, at Tenant’s sole cost and expense, all or certain designated erections, alterations, additions, floor coverings and wall treatments at the Premises made to or upon the same and repairing the Premises to the same condition as existing upon execution of this Lease or (y) leaving all or such portions of such erections, alterations, additions, floor coverings and wall treatments as Landlord has not designated for removal in good condition and repair, and with the Premises broom clean, with all utilities safely capped, and in good repair and condition, and removing all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant, including, without limitation, furniture, trade fixtures and equipment, cabling, wiring and other communications equipment.  Landlord’s consent shall not be unreasonably withheld for non-structural, non-Building system interior changes to the Premises.

3.6.                            TRADE FIXTURES AND EQUIPMENT.

Any trade fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant shall remain the property of Tenant.  Tenant shall have the right, at any time and from time to time during the Term of this Lease, to remove any and all of such trade fixtures, which it may have installed in, or attached to, the Premises, during the Term.  In addition, at the expiration of this Lease, Tenant shall, in addition to Tenant’s requirements to comply with Tenant’s yield-up obligations under this Lease, remove all of Tenant’s trade fixtures and equipment and restore the Premises and related areas to its original condition.  At any time that Tenant removes its trade fixtures, Tenant shall promptly repair the Premises as a result of any damage to, or destruction of, the Premises caused by the removal of its trade fixtures.  Notwithstanding anything to the contrary contained in this Agreement, no lab hoods, exhaust hoods, cold rooms, casework, air conditioning and heating equipment, and utility or structural improvements for which Landlord made the Improvement Allowance available shall be considered Tenant trade fixtures or other property of Tenant for purposes of this Section 3.6, all of which shall remain the Premises and shall be the property of Landlord upon the termination of this Agreement without requirement of the payment of any compensation or consideration.

Article IV

BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT

4.1.                            BASE RENT.

In consideration of the lease of the Premises pursuant to this Lease, Tenant shall pay Base Rent in the applicable amount set forth in Article I payable in equal monthly installments of one-twelfth of the annual Base Rent, which shall be paid without offset or deduction for any reason (except as otherwise expressly provided in this Lease), in advance, on the first day of each calendar month during the Term hereof, subject to the following, and also on the Term Commencement Date, should it be on any day other than a first day of the month, a proportionate part of the monthly Base Rent shall be paid for such month.  Notwithstanding the foregoing, Tenant shall (i) have no obligation to pay Base Rent that would otherwise be payable during the first five (5) months of the Lease Term (the “Initial Free Rent Period”), and (ii) receive an abatement of fifty percent (50%) of the next successive thirteen (13) months of Base Rent that would otherwise be payable during the next successive thirteen (13) months of the Lease Term (the “Partial Rent Abatement Period”).  During the Initial Free Rent Period, the free rent set forth above is for Base Rent and Additional Rent for Taxes and/or Operating Costs; provided that in all events Tenant shall pay the cost of utilities supplied to the Premises during the Initial Free Rent Period and for any services directly contracted for by the Tenant.  During the Partial Rent Abatement Period, the rent abatement set forth above is for Base Rent only and Tenant shall pay all Additional Rent, including but not limited to Additional Rent for Taxes and/or Operating Costs, and for the cost of utilities supplied to the Premises during the Partial Rent Abatement Period and for any services directly contracted for by the Tenant.  Base Rent and Additional Rent shall be paid when due hereunder either (a) by wire transfer and/or an “electronic funds transfer” system (“EFT”) arranged by and among Tenant, Tenant’s bank and Landlord with Tenant submitting to Landlord at the time of Tenant’s execution and delivery of this Lease to Landlord a completed ACH electronic fund transfer form similar to the one attached hereto as Exhibit D and sufficient to allow Landlord to make such transfers, or (b) by check sent to Landlord’s office at Landlord’s Address or at such other place as Landlord shall from time to time designate in writing.  If Tenant is using checks, rent checks shall be made payable to or as Landlord may designate from time to time in writing.  The parties hereto acknowledge and agree that the obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

4.2.                            CERTAIN ADDITIONAL RENT.

Tenant shall pay, without offset or deduction for any reason, Additional Rent on account of Taxes, Costs of Electricity and Operating Costs, which amounts are more particularly set forth in subsections 4.2.1., 4.2.2. and/or 4.2.3., below, and all other fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord hereunder.  If Tenant fails to pay any Additional Rent and the same continues beyond any applicable notice, grace and cure period,

Landlord shall have all the rights and remedies for Tenant’s failure to pay Base Rent.  The parties hereto acknowledge and agree that the obligations owing by Tenant under this section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

4.2.1.                  PAYMENT OF REAL ESTATE TAXES AND OTHER TAXES.

(i)           Tenant shall pay to the Landlord as Additional Rent an amount equal to such Taxes as have accrued during the Term and remain unpaid.  Such Tenant’s Taxes shall be estimated in good faith by Landlord at the end of each Fiscal Year, and thereafter be payable to Landlord in equal estimated monthly installments on the first day of each month together with the payment of Base Rent, subject to readjustment when the actual amount of Taxes is determined.  After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall be credited against future Additional Rent obligations, or refunded if the Term of this Lease has ended and the Tenant has no further obligations to Landlord.  If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained.  Landlord shall furnish to Tenant, upon Tenant’s request, a copy of the tax bill or any estimated tax bill.

(ii)          “Taxes” shall mean all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, environmental, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the land, the Building, other buildings, the fixtures, signs and other improvements thereon then comprising the Property and the Lot.  This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts, excluding income taxes on Landlord’s income, franchise taxes, capital stock transfer taxes, estate taxes and inheritance taxes; provided, however, and notwithstanding the foregoing if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term Taxes shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.  “Fiscal Year” shall mean July 1st through June 30th next following, or such other tax period as may be established by law for the payment of Taxes;

(iii)         If, after Tenant shall have made any payment under this subsection 4.2.1., Landlord shall receive a refund of any portion of the Taxes paid on account of any Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise (“Proceedings”), Landlord shall, to the extent Tenant is not in default nor would be in default but for the giving of notice, the passage of time or both, within thirty (30) days after receiving the refund, pay Tenant the refund, if any, which shall be adjusted if Tenant’s original payment covered a shorter period than covered by the refund, less the expense (including, but not limited to, reasonable attorneys’ fees, costs and appraisers’ fees) allocable to Tenant’s share and incurred by Landlord in connection with any such Proceeding.  Landlord shall have sole control of all tax abatement proceedings.

(iv)          If the Term Commencement Date of this Lease is not on July 1, or the expiration or termination of this Lease is not on June 30th, the Tenant’s obligation in respect of Taxes shall be prorated.  If the final tax bill for the Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Fiscal Year, Landlord shall make appropriate adjustments of either final amounts of Taxes due from Tenant or credits or refunds due to Tenant.

(v)           Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including, but not limited to, its trade fixtures equipment and other personal property of Tenant in the Premises.

(vi)          Anything in this Lease to the contrary notwithstanding, if (i) Landlord has not notified Tenant of Landlord’s intention to file an application with applicable governmental authorities for reduction of the assessed valuation of the Premises and/or the Building (any such application being herein called a “Tax Protest”), or (ii) after filing a Tax Protest, Landlord notifies Tenant that Landlord does not intend to commence an action or proceeding in a court of appropriate jurisdiction seeking judicial review of the denial of any Tax Protest (any such action or proceeding being herein called a “Tax Proceeding”), then subject to the last sentence of this paragraph Tenant shall have the right to require Landlord to file such a Tax Protest or commence and diligently prosecute such a Tax Proceeding, as the case may be, provided and upon the condition that (y) Tenant exercises such right by notice to Landlord (a “Tenant’s Tax Protest Notice”) given at least thirty (30) days (but not more than forty-five (45) days) prior to the latest date on which such a Tax Protest validly may be filed or such a Tax Proceeding validly may be commenced, as the case may be; and (z) Tenant’s notice is accompanied by a signed statement agreeing that all costs and expenses incurred by Landlord in connection with such Tax Protest or Tax Proceeding shall be paid by the Tenant within ten (10) days after demand by Landlord (Landlord agreeing, however, that such costs and expenses shall be reimbursed to Tenant from and to the extent of any refund of Taxes received by Landlord as a result of such Tax Protest or Tax Proceeding).  If Landlord shall file such a Tax Protest or commence such a Tax Proceeding, as the case may be, at Tenant’s request in accordance with the requirements of this Section

4.2.1(vi), Landlord shall not settle or compromise such Tax Protest or Tax Proceeding without the prior consent in writing of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon Tenant’s request, Landlord shall endeavor to provide Tenant with a copy of any notice of the assessed valuation of the Property and/or the Building received by Landlord, as well as copies of all tax bills and tax notices received by Landlord, and copies of all papers filed by Landlord in connection with any such Tax Protest or Tax Proceeding.  Tenant’s rights under this Section may be exercised only if Tenant is not in default of any term or condition of this Lease beyond the expiration of any applicable notice and cure period and only in respect of tax years occurring subsequent to the Term Commencement Date and which end prior to the Term Expiration Date.  Notwithstanding the foregoing, during the last three (3) years of the Term (including any extension thereof, whether by exercise of an Extension Option or pursuant to the mutual agreement of Landlord and Tenant), if Landlord in good faith believes that a Tax Protest may result in an increase in the Taxes and so notifies Tenant within fifteen (15) days of receipt of a Tenant’s Tax Protest Notice, then Tenant shall have no right to require that Landlord pursue a Tax Protest.

4.2.2.                  TENANT’S COSTS OF ELECTRICITY.  Tenant shall either pay directly to the utility provider when first due, or pay to Landlord, as Additional Rent, Tenant’s costs of electricity supplied to the Premises or Property as metered, submetered or otherwise estimated in good faith by Landlord.  Unless paid directly to the utility provider, starting on the Term Commencement Date, Tenant’s costs of electricity shall be payable to Landlord in equal estimated monthly installments on the first day of each month together with the payment of Base Rent, subject to readjustment from time to time (but not more than once per calendar year) when the actual cost of electricity is determined or as of calendar year end, as determined by Landlord in its discretion.  Any shortage shall be due and payable by Tenant within thirty (30) days of written notice by Landlord, and any excess shall be credited against any future Additional Rent obligations of Tenant, or refunded after the Lease Term has ended and the Tenant has no further obligations to Landlord.

4.2.3.                  OPERATING COSTS.

(i)            Tenant shall pay to Landlord as Additional Rent an amount equal to all of Landlord’s Operating Costs.  Landlord, at Landlord’s option, shall either (a) bill Tenant following the end of such calendar year, which shall be payable by Tenant thirty (30) days after billing, or (b) notify Tenant that Tenant shall pay Landlord in equal estimated monthly installments on the first day of each month commencing on the first day of the month following Landlord’s notice, together with the Base Rent, subject to readjustment from time to time (but not more than once per calendar year) when actual Operating Costs are determined or as of calendar year end, as determined by Landlord in its discretion.  After readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and, to the extent Tenant is not in default nor would be in default but for the giving of notice, the passage of time or both, any excess shall be credited against future Additional Rent obligations, or if the Term of this Lease has ended and the Tenant has no further obligations to Landlord, refunded to Tenant.  Landlord shall provide Tenant upon request with reasonable supporting documentation for the Operating Costs.  “Operating Costs” shall include, without limitation, those costs of owning, managing, operating, maintaining, repairing, replacing, servicing, cleaning, insuring, air conditioning and heating the Premises and the Common Areas.  Such costs shall be those which the Landlord deems to be reasonable and appropriate including, but not limited to, the following:  all costs and expenses for personnel (and all costs and expenses related to such personnel) engaged by Landlord in connection with the Premises; services and utilities (excluding utility charges separately charged to Tenant in this Lease) provided to the Premises and other costs and expenses, whether expended or incurred of repairing (including but not limited to roof repairs and maintenance), lighting, cleaning, painting, removal of snow, sanding of ice, security, cleaning, waterproofing, maintaining (including, but not limited to, preventive maintenance) and improving the Premises and the Common Areas, including, without limitation, all amenities; costs of maintaining landscaping, walkways, roadways, parking lots at the Premises and the Common Areas; any assessments charged to Landlord on account of maintenance of Common Areas under reciprocal easement agreements or otherwise; costs for the use and service of water and sewer; payments under contracts for services; legal, accounting and other professional fees; management fees which may be a fixed fee or a percentage of rent, and may be extrapolated by Landlord for the Premises based on Tenant’s actual rent; removing rubbish and debris; providing pest and vermin control; dumpsters and trash removal services; providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roof, solar panels and associated equipment, walls, drainage, on-site water lines, sanitary sewer lines, storm water lines, electrical lines, boilers, building systems, including, without limitation, elevators, if any, and life safety systems, including, without limitation, all components of the sprinkler systems, and other equipment serving the Building or other portions of the Premises; and all surcharges, costs and expenses that may result from any environmental or other laws, rules, regulations, guidelines or orders.  Any of the above activities and services, including, without limitation, management of the Premises, may be performed by Landlord or its affiliates.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, items required to be capitalized by Landlord’s accountants pursuant to generally accepted accounting principles shall be amortized over the item’s or asset’s useful life on a straight-line basis over its applicable tax amortization period as determined by Landlord’s accountants, and only the current portion thereof shall be included within Operating Costs.

(ii)           Operating Costs for purposes of this Lease shall not include the following (but nothing herein shall affect Tenant’s obligations and Landlord’s rights to collect payment as set forth below and in other provisions of this Lease):

(a)                                 Landlord’s advertising and promotional expenditures for the Building and Landlord’s Property;

(b)                                 Landlord’s interest and principal payments on any mortgage or mortgages on Landlord’s Property;

(c)                                  Ground rent or similar payments to a ground lessor, if any;

(d)                                 Costs related to maintaining Landlord’s existence as a corporation, partnership or other entity.

(e)                                  Costs incurred that are reimbursed to Landlord from insurance proceeds, taking awards or other third-party sources;

(f)                                   Wages, salaries and benefits paid to any persons above the grade of Senior General or Building Manager and their immediate supervisor;

(g)                                  Costs for services, supplies or repairs (other than management fees as provided in subsection 4.4(a) above) paid to any related entity in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs;

(h)                                 Costs incurred in connection with, remediation, removal, encapsulation or disposal of Hazardous Materials (as defined below) in violation of Environmental Requirements (as defined below) (but this provision, in all events, shall not affect Tenant’s obligations under other Sections of this Lease or be deemed to include the cost of Landlord’s consultant’s review of Tenant’s compliance with its obligations concerning Hazardous Materials and/or Hazardous Materials List, which cost shall be deemed an Operating Cost);

(i)                                     The cost of replacing any base building HVAC units and ancillary equipment where such costs are incurred prior to the Required Completion Date; and

(j)                                    The cost of capital improvements shall not be included in Operating Expenses except such costs as are for (1) items that are primarily for the purpose of reducing Operating Expenses in Landlord’s good faith estimate based upon the manufacturer’s specifications, (2) replacing, modifying and/or adding improvements or equipment mandated by any statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency (as defined below) which takes effect after the date of this Lease or as a result of any new interpretation adopted by governmental authorities after the date of this Lease and any repairs, disposals or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities), or (3) any other items necessary to carry out Landlord’s maintenance, repair, replacement and other obligations under this Lease, provided, however, that Tenant shall not be responsible for any capital expenses not otherwise allowed pursuant to clauses (1) and (2) above costing in excess of One Hundred Thousand Dollars ($100,000.00) during the last three (3) years of the Term, including any extension thereof, whether by exercise of an Extension Option or pursuant to the mutual agreement of Landlord and Tenant.  As used herein, “Governmental Agency” means and refers to the United States of America, the state in which the Property is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Property and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Property.

(iii)          Insurance costs (which are part of Operating Costs) include the cost of insuring the entire Premises, including, without limitation, the Building and other improvements now or hereafter situated on the Premises and the Common Areas, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord, at Landlord’s option, including, but not limited to, fire insurance with extended or with all-risk coverage, commercial general liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, worker’s compensation insurance, environmental insurance, plate glass insurance, contractual liability insurance, fidelity bonds and rent loss insurance.

4.3.                            SECURITY DEPOSIT.

(a)                                 Simultaneously with the execution and delivery of this Lease, Tenant shall deliver the Security Deposit to Landlord, which shall be in the form of an irrevocable letter of credit (“Letter of Credit”) in the amount set forth in Section 1.3 hereof, and which satisfies the conditions of this Lease.

(b)                                 Such Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the form of Exhibit E hereto or in such other form as is approved by Landlord in its sole and absolute discretion, with an expiration date not less than ninety (90) days after this Agreement terminates or expires; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord’s designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge; (iv) the Letter of Credit must be issued by a bank satisfactory to Landlord in its sole and absolute discretion; (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts or another location acceptable to Landlord, and (vi) the Letter of Credit must be in a form approved by the Mortgagee (as hereinafter defined) in its reasonable discretion.  If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue and/or not to honor the Letter of Credit, then Tenant shall, on or before thirty (30) days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, Landlord may draw on the Letter of Credit and hold and apply the proceeds of such drawing as the Security Deposit pursuant to the terms hereof.  If (x) Landlord shall, in Landlord’s sole discretion, feel insecure with the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within ten (10) days after notice, to either provide a replacement Letter of Credit as provided above or provide Landlord cash in the full amount of the existing Letter of Credit, or (y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within ten (10) days after (I) any proceedings under the Bankruptcy Code or any insolvency law are instituted with the bank as debtor or (II) the bank issuing the Letter of Credit is anticipated, in Landlord’s reasonable opinion, to be taken over or is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute a default and, in addition to any other rights which Landlord might have by reason of such default, Landlord may draw on the Letter of Credit and hold and apply the proceeds of such drawing as part of the Security Deposit pursuant to the terms hereof.  Tenant shall be responsible to pay Landlord for all actual out-of-pocket costs and expenses, including reasonable attorneys’ fees arising out of or related to a draw on the Letter of Credit.  Subject to Landlord’s right to require a replacement letter of credit as provided above if the Landlord shall hereafter feel insecure with the creditworthiness of Wells Fargo Bank, National Association, Landlord hereby approves the use of Wells Fargo Bank, National Association as the initial issuing bank for the Letter of Credit.

(c)                                  The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.  It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease or would be in default but for the passage of time or the giving of notice or both or if such passage of time or giving of notice is interrupted, stayed, barred or tolled by applicable law or legal proceeding or at the end of the Lease Term, Landlord may use, apply or retain the whole or any part of the Security Deposit without notice to Tenant and to the extent required for payment of any Base Rent, Additional Rent, or any other sum that is due Landlord or for any sum which Landlord may expend or may be required to expend pursuant to this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorney’s fees.  It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof.  No interest shall be payable on the Security Deposit, and Landlord has the right to commingle the Security Deposit with other funds of Landlord.  If Landlord shall apply the Security Deposit in whole or in part, Tenant shall, upon demand, pay to Landlord the amount so applied to restore the Security Deposit to its original amount.  Because Taxes, Operating Costs and other Additional Rent are subject to annual reconciliation based on actual amounts (together with all other amounts due from Tenant to Landlord, collectively referred to herein as “Final Amounts Due”) determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit and notwithstanding anything to the contrary contained herein, Landlord shall have the right, in its sole discretion, upon the end of the Lease Term and Tenant’s yield-up of the Premises in accordance with the terms of this Lease to hold all or a portion of the Security Deposit (or whatever amount remains after Landlord exercises its other rights hereunder), including, without limitation, drawing on a Letter of Credit, until ninety (90) days after the termination or earlier expiration of this Lease and Tenant yielding up the Premises pursuant and satisfying the other provisions of this Lease (“Outside Determination Date”), by which time (or an earlier date at Landlord’s election), Landlord shall do the following:  (i) if the Final Amounts Due are known, Landlord shall deduct the Final Amounts Due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant, and (ii) if the Final Amounts Due are not known Landlord shall estimate the Final Amounts Due by the Outside Determination Date and deduct the Final Amounts Due from the remaining Security Deposit, with any adjustments to be made once the Final Amounts due are determined.  If the remaining Security Deposit, if any, is not sufficient to pay Tenant’s obligations hereunder, Tenant shall pay the same within ten (10) days of billing from Landlord.  In the event of a sale or other transfer of Landlord’s Property, or leasing of the entire Landlord’s Property including the Premises subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the purchaser or other transferee and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining.  The holder of any mortgage upon Landlord’s Property shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  This Section shall survive the expiration or earlier termination of this Lease.

4.4.                            HOLDOVER RENT.

Tenant shall also be responsible for (i) the payment of all rent due during any period of holdover (see Section 6.1.14.), and (ii) subject to the terms and conditions of Section 4.5 below,

all other amounts arising from the occupancy and use of the Premises by Tenant not otherwise included in Rent.

4.5.                            PAYMENTS.

Unless otherwise provided in this Lease (e.g., for such Additional Rent as is payable in estimated monthly payments payable together with Base Rent), all payments of Additional Rent shall be paid to Landlord, or to such other person as Landlord may from time to time designate in writing, within thirty (30) days of Tenant’s receipt from Landlord of an invoice therefor.  All holdover rent shall be paid on or prior to the first day of the applicable period for which such amount is due.  If any holdover rent or any other payment required to be made by Tenant under this Agreement is not paid within five (5) after the due date, at Landlord’s election, it shall bear interest at the rate of ten percent (10%) per annum (or, if lower, the maximum rate permitted by law; whichever applies, the “Default Rate”); provided that Landlord shall waive Tenant’s payment of interest with respect to Tenant’s first late payment in any consecutive twelve (12) month period, so long as payment is made within five (5) days of the due date.  Base Rent, Additional Rent and/or holdover rent are sometimes referred to in the Lease as “rent” or “Rent”.

Article V

LANDLORD’S COVENANTS

5.1.                            LANDLORD’S COVENANTS DURING THE TERM.

Landlord covenants during the Term:

5.1.1.                  BUILDING SERVICES.  To furnish through Landlord’s agents or independent contractors, the normal and customary services for similar buildings in the vicinity of the Building more particularly listed on Exhibit F attached hereto, all of which shall be included as an Operating Cost.  Without limiting the generality of the foregoing, Landlord shall also at all times have the right to retain a 3rd party property manager, which may be an affiliate, and the reasonable, fair market cost of the same (not to exceed three percent (3%) of the gross Rent payable hereunder) shall be included as an Operating Cost.

5.1.2.                  REPAIRS.  Except as otherwise provided in Article VI, to keep in good order, condition and repair, and in compliance with all laws and Environmental Requirements, consistent with the state of the Building immediately prior to the Term Commencement Date, the roof of the Building, all gutters and downspouts, footings and foundations, and exterior (including exterior painting and finish) and structural portions of the Building and Lot.  Notwithstanding any other provision herein to the contrary, Landlord shall have no obligation to make (i) any repairs and/or replacements to ASTs or secondary containment associated therewith or (ii) any capital repairs and/or replacements which will cost in excess of the aggregate of Five Hundred Thousand and 00/100 Dollars ($500,000.00), and when there remains less than twelve (12) months in the Term.  In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord’s repairs or a condition which, if left uncorrected, will necessitate Landlord’s repair, then, in accordance with the terms of this Section, Landlord shall respond promptly to investigate such condition, and, if such repairs are Landlord’s obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair.  Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition known to Tenant which might require, or if left uncorrected will necessitate, Landlord’s repair pursuant to this Section.  Tenant shall have the right to require, at reasonable times and with reasonable advance notice, a representative of Landlord to inspect the Property for repairs which may be the responsibility of Landlord.  Should any repairs or replacements be required due to Tenant’s negligence, Landlord may elect to make such repairs or replacements directly, in which case Tenant shall promptly reimburse Landlord the cost of such repair or replacement to the extent not otherwise covered by insurance or warranty.

5.1.3.                  QUIET ENJOYMENT.  Tenant, on performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

5.1.4.                  LANDLORD’S INSURANCE.  As a component of Operating Costs, Landlord shall purchase and keep in force during the Term, as the same may be extended hereunder, the following insurance: (i) commercial general liability insurance written on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death, and personal injury and claims for property damage occurring on or in the Property; (ii) all risk property insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Property on a full replacement cost basis with no co-insurance clause, however, Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements and/or alternations which Tenant may construct on the Premises; (iii) umbrella liability insurance, (iv) environmental insurance, and (v) such other insurance or additional coverages and/or limits as it deems appropriate.  All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers rated A-VII or better by Best’s Rating Service.  The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and, as between Landlord and Tenant, shall be for the benefit of Landlord and under Landlord’s sole control.  Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.  Landlord shall provide Tenant a certificate of insurance evidencing the above required insurance upon request from Tenant.

5.1.5.                  LANDLORD’S INDEMNITY.  To defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property occurring in or on the Property, and from any and all other claims, actions, proceedings, damages, fines, penalties and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), to the extent arising from (a) the negligent acts and/or willful misconduct of Landlord or any of Landlord’s employees, agents, contractors, invitees or licensees (and not caused by the negligent act or willful misconduct of Tenant (or its employees, agents, contractors, invitees or licensees), it being further acknowledged and agreed by the parties that any reference contained herein to Landlord’s ‘invitees’ or ‘licensees’ shall under no circumstances include Tenant or its employees, agents, contractors, invitees, licensees, or any other tenants or occupants of the

Property, or their respective employees, agents, contractors, invitees or licensees (but shall include prospective tenant and buyers, appraisers, and other similar parties, all to the extent under Landlord’s supervision)), or (b) any breach of this Agreement by Landlord.  In no event shall Landlord be obligated to indemnify Tenant for any negligent act or willful misconduct of Tenant or of any of Tenant’s employees, agents, contractors, invitees or licensees.  The covenants and indemnifications set forth in this Section 5.1.5 shall survive the expiration or earlier termination of the Term.

5.1.6.                  TENANT’S COSTS.  In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord due to the actions of Landlord or its employees, agents, contractors, invitees or licensees, Landlord agrees to reimburse Tenant for all reasonable costs, including without implied limitation, reasonable counsel fees, incurred by or imposed upon Tenant in connection with such litigation.

5.2.                            INTERRUPTIONS.

Except as expressly provided in this Section 5.2, Landlord shall not be liable to Tenant for any compensation or reduction of any amount due hereunder by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages, or the loss or interruption of any other service to be provided hereunder, or from the necessity of Landlord’s entering the Premises for any of the purposes in this Agreement authorized, or for repairing the Premises or any portion of the Property.  Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed.  Except in case of emergency repairs, Landlord will endeavor to give Tenant reasonable advance notice of any contemplated stoppage and in all events will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

If Tenant is prevented from using, and as a result thereof actually does not use (other than for storage purposes), the Premises or any portion thereof because of (i) the unavailability of any service to be provided by Landlord hereunder, or (ii) lack of access to the Premises, in each case for a period of at least five (5) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability or lack of access, and such unavailability or lack of access was caused by Landlord’s negligence or intentional misconduct and it is within the reasonable control of Landlord to restore the services or access, as applicable, then Tenant shall be entitled, as its sole remedy, to an abatement of Base Rent and Additional Rent (other than Tenant’s costs of electricity and any fees, charges or expenses for services requested by Tenant and provided by Landlord) for each consecutive day (after such five (5) business day period) that Tenant is so prevented from using (and as a result thereof does not in fact use) all or such portion of the Premises.  If less than the entire Premises is affected by such interruption in service, the Base Rent and Additional Rent abatement shall be prorated by a fraction, the numerator of which shall be the rentable area of the portion of the Premises rendered unusable (and unused by Tenant) by the service or access interruption and the denominator of which shall be the rentable area of the entire Premises.

Article VI

TENANT’S COVENANTS

6.1.                            TENANT’S COVENANTS DURING THE TERM.

Tenant covenants during the Term:

6.1.1.                  TENANT’S PAYMENTS.  To pay when due all Base Rent and Additional Rent, including any holdover rent.

6.1.2.                  MAINTENANCE AND REPAIRS.  To keep the Premises, including, without limitation, all ASTs and secondary containment associated therewith, all laboratory-related areas, and the equipment, systems and fixtures therein or related thereto, in good order, repair and working condition, repairs for reasonable wear and damage or destruction by casualty, eminent domain, the negligence or willful misconduct of Landlord or its agents or contractors, or the breach by Landlord of its obligations under this Agreement excepted.

6.1.3.                  OCCUPANCY AND USE.  To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Property; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit any use thereof which is improper, offensive, contrary to law, ordinances, or best practices for uses similar to those conducted at the Premises or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, unless Tenant agrees to pay such increased premiums and/or costs, and such use (if other than Permitted Uses) is approved by Landlord in writing in advance in Landlord’s sole discretion.

6.1.4.                  RULES AND REGULATIONS.  To comply with the Rules and Regulations set forth in Exhibit G.  In the event of any inconsistency between the such Rules and Regulations and the provisions of this Agreement, the provisions of this Agreement shall control.

6.1.5.                  COMPLIANCE WITH LAWS AND SAFETY APPLIANCES.  Except to the extent the same is Landlord’s obligation under this Agreement, keep the Premises in compliance with all applicable laws and regulations (which shall include equipping the Premises with all safety appliances required by law or ordinance or any other regulation of any and public authority because of any particular manner of use made by Tenant and to procure and comply with all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses).  Tenant shall have the right, upon giving notice to the Landlord and where Tenant has a good faith reasonable basis to do so, to contest any obligation imposed upon it pursuant to the provisions of this Section, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Property or otherwise affect the Property in any adverse way; provided, however, that Tenant shall remain liable for any penalty, cost or fine if the ultimate result is unfavorable, even if such unfavorable result occurs after the expiration of the Term.  Landlord shall reasonably cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose, provided that Landlord shall not be required to incur any out of pocket expenses in connection therewith.

6.1.6.                  ASSIGNMENT, MORTGAGING AND SUBLETTING.

(a)                                 Landlord’s Consent Required.  Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, mortgage or otherwise encumber this Lease or the Premises in whole or in part, provided that the foregoing shall in no way limit Tenant’s right to use Tenant’s personal property or trade fixtures (to the extent Tenant has the right hereunder to remove same at the expiration or earlier termination of the Term) as collateral for financing purposes and Landlord agrees to enter into a commercially reasonable form of collateral access agreement with Tenant’s lender (the “Tenant’s Secured Lender”) and Tenant in connection with any such financing by Tenant.  For purposes of this Lease, no collateral access agreement shall be considered commercially reasonable unless such agreement (i) prohibits the Tenant’s Secured Lender’s access to the Premises after the expiration or earlier termination of this Lease and does not restrict or interfere with the exercise of any of Landlord’s rights and remedies, (ii) includes a provision acceptable to Landlord providing that the Tenant and Tenant’s Secured Lender shall jointly and severally indemnify, defend and hold harmless the Landlord, Landlord’s lender, and their respective employees, agents, and contractors from any and all claims, actions, proceedings, damages, fines, penalties, expenses and costs suffered or incurred by all or any of such parties as a result Tenant’s Secured Lender’s accessing of the Premises or any other portion of the Property or otherwise arising out of Tenant’s Secured Lender’s exercise of any rights under such collateral access agreement.  Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for Landlord’s out-of-pocket costs and expenses, including reasonable attorney’s fees and disbursements, incurred in connection with such any request that Landlord enter into such a collateral access agreement not to exceed Five Thousand Dollars ($5,000.00).  Except as expressly otherwise set forth in Section 6.1.6(f) below, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”).  Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease.  In the event of any Transfer in violation of this Section 6.1.6, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.  Notwithstanding the foregoing, no issuance of stock in Tenant in an initial public offering on a “national securities exchange” (as defined in the Securities and Exchange Act of 1934) shall be deemed to be a Transfer within the meaning and provisions of this Section 6.1.6, nor shall any transfer of more than fifty percent (50%) of any stock or interest in Tenant be deemed to be a Transfer within the meaning and provisions of this Section 6.1.6 as long as Tenant remains a corporation the outstanding voting stock of which is publicly traded and listed on a “national securities exchange” (as defined in the Securities and Exchange Act of 1934).

(b)                                 Standard of Consent to Transfer.  Landlord agrees that, subject to the provisions of this Article 6, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer provided that no Event of Default exists.  It shall be reasonable for Landlord to withhold its consent to a Transfer (a) if the Transferee will not use the Premises for the Permitted Uses, or (b) if, in Landlord’s reasonable opinion: the Transferee (i) does not have a tangible net worth determined in accordance with generally accepted accounting principles and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question (but in no event less than the tangible net worth of Tenant as of the date of this Lease or the date immediately preceding the Transfer, whichever is greater); (ii) does not have a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and/or (c) intends to use the space subject to the Transfer for a use that violates any exclusive or restrictive use provisions then in effect with respect to space in the Lot.

(c)                                  Listing Confers no Rights.  The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(d)                                 Profits In Connection with Transfers.  Except in connection with any Permitted Transfer, Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in consideration of any Transfer (excluding consideration expressly allocated to any assets of Tenant other than any portion of Tenant’s leasehold interest in the Premises provided that such consideration does not exceed the fair market value thereof and further provided that the purpose of the structure of such transaction and the allocation of such consideration to assets of Tenant other than any portion of Tenant’s leasehold interest in the Premises is not for the purpose of avoiding Tenant’s obligations under this Section 6.1.6(d)), as and when the same is received by Tenant, either initially or over time, after deducting the reasonable out-of-pocket legal and brokerage expenses incurred by Tenant and unamortized improvements paid for by Tenant in connection with such Transfer, in excess of Base Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

(e)                                  Prohibited Transfers.  Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, there is not a Tenant default continuing beyond any applicable notice and cure period.  Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Property; or (c) any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer.

(f)                                   Permitted Transfers.  Notwithstanding the foregoing provisions of this Article 6, Tenant shall have the right to make a Transfer without Landlord’s consent, but with prior written notice to Landlord, to (a) an Affiliate so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any assignment pursuant to this Section, such Affiliate or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliate or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Agreement on the part of Tenant to be performed, and whereby such Affiliate or Successor, as the case may be, shall expressly agree that the provisions of this Article 6 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers.  A Transfer made subject to and in accordance with the terms and provisions of this paragraph is referred to herein as a “Permitted Transfer”.  For the purposes hereof, an “Affiliate” shall be defined as any entity (i) that has an acceptable tangible net worth and the financial wherewithal to meet its obligations under the Transfer instrument; and (ii) which is controlled by, is under common control with, or which controls Tenant.  As used herein, “control” means direct or, either together with others acting as a group or otherwise, indirect ownership or possession of the right or power, by vote of stockholders or directors, or by contract, agreement or other arrangements, or otherwise, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of any such person, firm or corporation.  For the purposes hereof, “Successor” shall mean any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder (but in no event less than the tangible net worth of Tenant as of the date of this Lease or the date immediately preceding the Transfer, whichever is greater).  Notwithstanding the provisions of this Section, no transaction or series of transactions which are effected solely for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Article 6) shall be permitted pursuant to this Section.

6.1.7.                  INDEMNITY.  To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property occurring in or on the Premises, and from any and all other claims, actions, proceedings, damages, fines, penalties and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), to the extent arising from (i) the use or occupancy of the Premises, (ii) the negligent acts and/or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, invitees or licensees (and not caused by the negligent acts or willful misconduct of Landlord (or its employees, agents, contractors, invitees or licensees)), or (iii) any breach of this Agreement by Tenant.  In no event shall Tenant be obligated to indemnify Landlord for any negligent act or willful misconduct of Landlord or any of Landlord’s employees, agents, contractors, invitees or licensees.  The covenants and indemnifications set forth in this Section shall survive the expiration or earlier termination of the Term.

6.1.8.                  TENANT’S INSURANCE.  During the entire Term or any other period in which Tenant is in occupancy of or otherwise using the Premises, Tenant shall maintain, at its sole cost and expense, the following insurance: (i) commercial general liability insurance with respect to its use and occupancy of the Premises with limits of One Million Dollars ($1,000,000) per occurrence, and Two Million Dollars ($2,000,000) in the aggregate; (ii) umbrella/excess liability on a following form basis with limits of Ten Million and 00/100 Dollars ($10,000,000.00); (iii) business auto liability insurance which insures against bodily injury and property damage claims arising out of ownership, use or maintenance of any auto with a combined single limit per accident of not less than Two Million and 00/100 Dollars ($2,000,000.00), (iv) worker’s compensation in statutory limits and employer’s liability insurance with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) for each accident, Two Million and 00/100 Dollars ($2,000,000.00) for each employee for bodily injury by disease for all Tenant’s employees working in the Premises, (v) all-risk property insurance covering all of Tenant’s personal property, inventory, equipment, fixtures, alterations and improvements at the Premises up to the replacement costs of such property, and (v) business income and extra expense insurance.  Landlord, Landlord’s lender, Landlord’s property manager, and Landlord’s asset manager shall be additional insureds on the commercial general liability and automobile liability insurance (to the extent any vehicles are owned or operated by Tenant or its affiliates in connection with Tenant’s business operations at the Premises).  Tenant’s commercial general liability shall be primary and non-contributory to any commercial general liability insurance carried by Landlord or any other additional insureds under Tenant’s commercial general liability insurance.  All insurance required of Tenant shall be with insurance companies authorized to do business in the state in which the Property is located and having an A.M. Best Rating of A-VII or better.  Tenant shall provide thirty (30) days prior written notice to Landlord of any cancelation or non-renewal of coverage.  Tenant shall provide Landlord a certificate of insurance evidencing the above required insurance upon execution of the Agreement, upon every renewal of such required insurance policy, and otherwise upon Landlord’s request.

6.1.9.                  LANDLORD’S RIGHT OF ENTRY.  Upon not less than twenty-four (24) hours advance written notice (except in the event of emergencies or in the event Tenant is in occupancy of the Premises beyond the Term Expiration Date, in which case no notice shall be required), to permit Landlord and Landlord’s agents entry to examine the Premises to make repairs or replacements, and to show the Premises to prospective lenders, purchasers, investors and mortgagees and in no event shall such access constitute an interruption, provided that Landlord shall use commercially reasonable efforts to exercise such rights in a manner so as to minimize any interference with Tenant’s business in the Premises.  Notwithstanding anything to the contrary contained herein, notice provided by Landlord pursuant to the first sentence of this paragraph may be given by email.  Landlord also shall have the right to enter the Premises at any time during the last twelve (12) months of the Term and at any time during the Term that an Event of Default exists for the purpose of showing the Premises to prospective tenants, and in such case Landlord shall endeavor to provide Tenant with prior verbal or email notice thereof.  Tenant shall have the right to have a representative present for any access to reasonably restricted areas, shall alert to and direct Landlord as to compliance with any reasonable requirements for access to such restricted areas, and shall provide PPE as necessary for Landlord’s purposes.  As used herein, “restricted areas” shall mean all areas of the Building identified as “lab area”, as requiring personal protective equipment (“PPE”), as containing hazardous materials, or as otherwise identified by other similar descriptive terms.

6.1.10.           LANDLORD’S COSTS.  In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by any party claiming under Tenant due to the actions of Tenant, or its employees, agents, contractors, invitees, licensees, or any party claiming under Tenant, to pay, as additional rent, all actual third party reasonable costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation.

6.1.11.           TENANT’S PROPERTY.  All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Agreement or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

6.1.12.           LABOR OR MATERIALMEN’S LIENS.  To pay promptly when due the entire cost of any work done on the Premises or Property by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises or Property; and within fifteen (15) days after Tenant’s receipt of notice thereof, to discharge or bond over any such liens which may so attach.  Further Tenant shall defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for any costs and expenses, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), arising as a result of any such liens.

6.1.13.           SURRENDER; DECOMMISSIONING.

(a)                                 Tenant shall, upon the Term Expiration Date, or earlier termination of this Agreement, remove all of Tenant’s goods and effects, including but not limited to ASTs and secondary containment associated therewith, from the Premises and the Property unless otherwise approved by Landlord in writing.  Tenant shall peaceably vacate and surrender to the Landlord the Premises, and deliver all keys, locks thereto, and all alterations and additions made to or upon the Premises not required to be removed by Landlord at end of Term in the same condition as they were at the commencement of the Term, or as they were put in during the Term hereof, reasonable wear and tear and damage by fire or other casualty or taking or condemnation by public authority or as a result of Landlord’s negligence or willful misconduct excepted.  Except as provided below in this Section 6.1.13(a), if and to the extent that the Final Plans (as defined in the Work Letter)

that are approved by Landlord for any of Tenant’s Initial Work do not differ from the Initial Plan (as defined in the Work Letter and attached hereto on Exhibit C) in any material respect, then Tenant shall not be required to remove such portion of Tenant’s Initial Work upon the Term Expiration Date, or earlier termination of this Agreement.  If and to the extent that (1) the Final Plans (as defined in the Work Letter) that are approved by Landlord for any of Tenant’s Initial Work differ from the Initial Plan (as defined in the Work Letter and attached hereto on Exhibit C) in any material respect, and (2) Tenant submits its Final Plans (as defined in the Work Letter) to Landlord for approval, together with a written request that Landlord identify any of Tenant’s Initial Work that Landlord may require Tenant to remove upon the expiration or earlier termination of this Lease and such request includes a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S APPROVAL MUST IDENTIFY ANY OF TENANT’S INITIAL WORK WHICH LANDLORD MAY REQUIRE TENANT TO REMOVE UPON THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE”, then Landlord shall identify such portion of Tenant’s Initial Work (if any) by written notice to Tenant given at the time of Landlord’s approval of the Final Plans, and Tenant shall not be required to remove any such portion of Tenant’s Initial Work not so identified.  If and to the extent that the Final Plans (as defined in the Work Letter) that are approved by Landlord for any of Tenant’s Initial Work differ from the Initial Plan (as defined in the Work Letter and attached hereto on Exhibit C) in any material respect (any portion of Tenant’s Initial Work approved by Landlord that differs in any material respect from the Initial Plan is referred to herein as the “Revised Work”), but Landlord does not receive the request set forth above, and Landlord does not specifically identify to Tenant which portions of the Revised Work that Tenant shall be required to remove, then Tenant shall be required to remove the Revised Work unless and to the extent Landlord elects to require Tenant to leave all or any portion of the Revised Work in place.  And, notwithstanding anything to the contrary contained in this Lease, in all events and circumstances, Tenant shall remove all ASTs and secondary containment associated therewith upon the expiration or earlier termination of this Lease.  In the event of the Tenant’s failure to remove any of Tenant’s property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, after thirty (30) days’ notice to Tenant at its address last known to Landlord, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

(b)                                 Without limiting the generality of the foregoing, Tenant shall also deliver the Premises free of Hazardous Materials (as defined below) brought upon, kept, used, stored, handled, treated, generated in, or released in, at, on, about, or from, the Premises or Property by Tenant, its employees, agents, contractors, invitees, or licensees (collectively, “Tenant HazMat Operations”), all in accordance with the “Decommissioning Plan” as further described on Exhibit H attached hereto.

6.1.14.           HOLDOVER.  Tenant shall vacate the Premises and satisfy any and all surrender and decommissioning obligations (as set forth in Section 6.1.14(b) above) no later than the end of the Term.  If Tenant (or anyone claiming by, through, or under Tenant) shall remain in possession of the Premises after, or fails to complete the Decommissioning Plan in accordance with Exhibit H attached hereto before, the end of the Term or earlier termination of this Agreement, Tenant shall be deemed a tenant at sufferance.  During such holdover, (a) Tenant shall pay to Landlord one hundred fifty percent (150%) of the rate of Base Rent in effect on the expiration or termination of the Term plus one hundred percent (100%) of all Additional Rent and other sums payable under this Lease , and otherwise Tenant shall be subject to all the terms and provisions of this Agreement, and (b)  Landlord shall have all rights and remedies available at law or equity to obtain possession of the Premises.  In addition, for any holdover in excess of thirty (30) days, Landlord also shall have the right to collect all direct, indirect, and consequential damages arising from such holdover, including loss of rent. The obligations imposed under this Section shall survive the termination or expiration of this Agreement.

6.1.15.           HAZARDOUS MATERIALS.

(a)                                 Tenant shall not cause or permit any Hazardous Materials to be (i) brought upon, kept, used, stored, handled, treated, or generated in, at, on or about the Premises or the Property in violation of this Agreement or applicable Environmental Requirements (as hereinafter defined) by Tenant or Tenant’s employees, agents, contractors, invitees, or licensees, (ii) Released (as that term is defined under Environmental Requirements) at, on or from the Premises or the Property by Tenant or Tenant’s employees, agents, contractors, invitees, or licensees, or (iii) disposed at or on the Premises or the Property by Tenant or Tenant’s employees, agents, contractors, invitees, or licensees.  If Tenant breaches the obligation stated in the preceding sentence, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Property, or the loss of, or restriction on, use of the Premises or any portion of the Property), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination and/or other actions and breaches by Tenant of this Agreement.  This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remediation, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil, soil gas or ground water above, on, under or migrating from the Premises or the Property as to matters which Tenant is liable for under this Section.  Without limiting the foregoing, if the presence of any Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in or about, or Released at or from or disposed at or on the Premises or the Property  by Tenant or Tenant’s employees, agents, contractors, invitees, or licensees, is in excess of any residential cleanup objective under any Environmental Requirement either at, on , or beneath the Premises, the Property, and/or any adjacent or down gradient property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Property, and/or any adjacent property, as the case may be, to the condition existing prior to the date of this Lease, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Property.  Any and all cleanup, remediation, closure of ASTs and associated secondary containment or action by Tenant shall be to the satisfaction of Landlord and any Governmental Authority having jurisdiction over the conditions, remediation or cleanup, which satisfaction must be endorsed by a Closure Letter, No Further Remediation or similar written assertion by the Governmental Authority that the cleanup, closure or remediation has achieved “No Significant Risk” levels without reliance upon any Activity or Use Limitation (as defined under Environmental Requirements), without the use of engineered barriers, and without reliance upon monitoring or natural attenuations as an alternative to active remediation.

(b)                                 Tenant shall operate its business according to prudent industry practices and the use and management of Hazardous Materials shall be strictly and properly monitored by Tenant according to all then applicable Environmental Requirements.  Without limiting the foregoing, Tenant shall maintain all permits, certificates, licenses and plans required under Environmental Requirements for the operation of Tenant’s business, including, but not limited to, a Stormwater Pollution Plan, Spill Prevention, Control and Countermeasure Plan (“SPCC”), laboratory waste management plan, and all permits, certificates, licenses and plans must be reasonably available to Landlord during business hours.  Tenant agrees to maintain a list (“Hazardous Materials List”) of the Hazardous Materials and quantity thereof brought upon, kept, used, stored, handled, treated, generated, Released or disposed of at or from, the Premises, and agrees to maintain all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises.  Upon any written request from time to time, Tenant shall provide Landlord with a copy of the then current Hazardous Materials List.    In addition, upon any written request from time to time, Tenant shall deliver to Landlord true and correct copies of the following documents (the “HazMat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials during the Term, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports submitted to Governmental Authorities; storage and management plans, notice of violations of any Environmental Requirements; plans relating to the installation of any ASTs and associated secondary containment to be installed in or under the Property. Landlord hereby acknowledges that Tenant shall, at Tenant’s sole cost and expense, install ASTs and secondary containment sufficient to control 100% of the total design volume of all ASTs, in exterior location(s) adjacent to the Building designated by Landlord, on the conditions that:  (x) Tenant complies with all Environmental Requirements and applicable laws and obtains all necessary governmental permits and approvals, and (y) any work performed by Tenant installing, removing, or closing ASTs and secondary containment will be conducted in compliance with Environmental Requirements, and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for ASTs installed in, on or under the

Property.  Tenant is not required, however, to provide Landlord with any portion(s) of the HazMat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(c)                                  If Landlord or any Governmental Authority shall ever require testing to ascertain whether or not there has been any Release of Hazardous Materials, then the reasonable costs thereof shall be borne solely by Tenant if such requirement allegedly applies to the Premises or the Property and any environmental condition first occurring or arising during Tenant’s Early Access or during the Term or any holdover by Tenant.  Tenant shall engage a reputable third party engineer acceptable to Landlord for such testing.  If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Environmental Requirements, or if Tenant is obligated to give any notice under any Environmental Requirements, Tenant agrees to forward to Landlord a copy of any such notice within three (3) business days of Tenant’s receipt or transmittal thereof.  Subject to the other provisions of this Agreement, Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this Section 16.1.15.

(d)                                 As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority (including but not limited to the Massachusetts Department of Environmental Protection (“MDEP”), the Department of Public Safety, the Board of Fire Protection and the State Fire Marshal), regulating or relating to Hazardous Materials, health, safety, or environmental conditions on, under, or about the Premises or the Property, or the environment, including without limitation, the following: Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, and any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended, including, without limitation, the Massachusetts Contingency Plan, 30 C.M.R. 40.0000 et seq., whether now existing or hereafter amended or adopted.  As used herein, the term “Hazardous Materials” means and includes any chemical, substance, material, waste, pollutant, or contaminant listed, identified, regulated or defined under any Environmental Requirement, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum (including crude oil or any fraction thereof), natural gas, liquefied natural gas, or synthetic gas usable for fuel or mixtures of natural gas and such synthetic gas.  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises or the Property by Tenant or any persons acting under Tenant, and the wastes, by-products, or residues generated, resulting, or produced therefrom.  Tenant’s covenants, representations and warranties, and obligations under this Section 6.1.15 shall survive the expiration or earlier termination of this Agreement.

Landlord has provided Tenant with copies of the environmental site assessments described on Exhibit N attached hereto (the “Site Assessments”).  The Site Assessments were provided to Tenant without any representation or warranty as to their accuracy or completeness.  Except for violations, if any, disclosed in the Site Assessments, Landlord represents and warrants that it has no actual knowledge as of the date of this Lease of the presence of any Hazardous Materials in violation of Environmental Requirements.

6.1.16.           SIGNS.  (a)  Other than expressly provided herein, Tenant shall not place any exterior signs visible outside of the Building (and any substantially similar replacement thereof), without Landlord’s prior written consent, which consent shall not unreasonably withheld or delayed.  Landlord hereby approves Tenant’s conceptual exterior signage as shown on Exhibit P hereto which signage may be backlit, provided that the materials, plans and specifications, and method of installation remain subject to Landlord’s approval.  Landlord shall not unreasonably withhold its consent to the size of any such Tenant signage up to the maximum size permitted by applicable zoning.  Landlord shall install, at Landlord’s sole cost and expense, directory signage for Tenant within the Building.  Tenant shall remove all sign(s) erected by Tenant or on behalf of Tenant (whether erected during or prior to the Term) upon the termination of the Term and repair any and all damage caused by such removal.

(b)                                 Subject to (i) the provisions of this Lease, (ii) Landlord’s prior written approval, (iii) approval by applicable governmental authorities, and (iv) compliance with applicable laws, Tenant shall have the right to install or erect, at Tenant’s expense, signs on the exterior of the Building.

6.1.17.           COVENANTS INDEPENDENT.  Each provision hereof constitutes an independent covenant, enforceable separately from each other covenant hereof.  To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision.  Tenant acknowledges and agrees that Tenant’s obligations to pay Rent, whether Base Rent, Additional Rent or otherwise, is independent of any and all obligations of Landlord hereunder, with the result that Tenant’s sole remedies for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance or damages, or to pursue such other remedies as are expressly contained in this Agreement.  Tenant waives all rights (i) to withhold any Rent, (ii) to any abatement, suspension, deferment or reduction of or from such Base Rent or any Additional Rent, including, without limitation, Operating Costs, Taxes and holdover rent, and (iii) to quit, terminate or surrender this Agreement or the Premises or any part thereof, except, in any of such cases, as expressly provided herein.  Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Agreement, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002).  Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Agreement.

6.1.18.           SECURITY.  Provided that access is provided to Landlord and Landlord’s management company and other agents and contractors, Tenant shall have the option to contract, at its sole cost and expense, for security for the Premises and, to the extent not included therein, any parking area serving the Premises, including the right to install a security card access control system in the Premises.

6.1.19.           FINANCIAL REPORTS.  If at any time Tenant’s current financials are not publicly available, Tenant shall, from time to time, within ten (10) days after a written request of Landlord,  deliver to Landlord (i) copies of the Tenant’s financial statements for the prior year and for the most recent fiscal quarter, which statements shall be audited, if audited, reviewed, if reviewed and not audited, and otherwise certified as true, accurate and complete by Tenant’s Chief Financial Officer, all of which reports shall be prepared in accordance with generally accepted account procedures consistently applied, (ii) a copy of its latest federal tax return, including all exhibits and (iii) such additional financial information or company information as Landlord may reasonably request, e.g., information concerning the operational costs of the Premises. Notwithstanding the foregoing, Landlord shall not request such financial statements more than once in any twelve (12) month period, unless an Event of Default exists or such request is made in connection with a sale, financing or refinancing contemplated by Landlord.

6.1.20.           OCCUPANCY.  Prior to the expiration or earlier termination of the Term, Tenant shall not vacate the Premises without providing Landlord with at least thirty (30) days advance notice. Tenant’s furnishing of such notice shall not relieve Tenant of any of its obligations under this Lease.

Article VII

CASUALTY AND TAKING

7.1.                            DAMAGE FROM CASUALTY.

If following the execution hereof and prior to the expiration of the Term the Premises shall be damaged or destroyed in whole or in part by fire or other casualty, this Lease shall, except as hereinafter provided in this Article X, remain in full force and effect and Landlord shall, upon written notice of such damage from Tenant (“Tenant’s Casualty Notice”) and proceeding with reasonable dispatch, repair or rebuild so much of the Premises as have been damaged by fire or the elements and as were part of the Premises on the Term Commencement Date (and not the responsibility of Tenant to repair, restore and/or replace under this Lease) to substantially their condition at the time of such damage or destruction (subject, however, to zoning laws and building codes then in existence), but Landlord shall not be responsible for any delay which may result by reason of adjustment of insurance claims, collection of insurance proceeds, labor troubles, or from any cause beyond Landlord’s reasonable control, nor shall Landlord be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”, meaning net insurance amounts actually received by Landlord specifically for repair or reconstruction work after first deducting all Landlord’s costs and expenses to obtain the same.  Tenant shall concurrently repair or restore so much of the Premises (1) as were constructed by Tenant, or (2) are the responsibility of Tenant under this Lease.

7.2.                            ABATEMENT OF RENT.

In the event that the provisions of Section 7.1 of this ARTICLE VII shall become applicable, the Base Rent and Additional Rent for Operating Costs and Taxes shall be abated or reduced proportionately during any period (but not prior to the Casualty Abatement Commencement Date (as defined below) ) in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing on the Casualty Abatement Commencement Date and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may be required to do according to the terms of this Lease. As used herein, the “Casualty Abatement Commencement Date” shall be the date of the casualty provided that Landlord receives Tenant’s Casualty Notice within two (2) business days after the date of the casualty; otherwise the “Casualty Abatement Commencement Date” shall be the date of Landlord’s receipt of the Tenant’s Casualty Notice.

7.3.                            LIMITATION ON LANDLORD’S AND TENANT’S OBLIGATIONS.

Landlord and Tenant shall not be obligated to do any repair or restoration work if Landlord or Tenant elects to terminate this Lease as provided herein.

7.4.                            LANDLORD’S RIGHT TO TERMINATE.

Notwithstanding the foregoing, the Landlord may terminate this Lease following:  (i) damage or destruction to the improvements on Landlord’s Property (whether or not the Premises have suffered any damage or destruction) if the improvements on Landlord’s Property shall be damaged to the extent of thirty percent (30%) or more of the cost of replacement thereof; or (ii) damage or destruction to the Building if the Building shall be damaged to the extent of thirty percent (30%) or more of the cost of replacement thereof; or (iii) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes.  Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within ninety (90) days of the date of the damage, or ninety (90) days from the date Landlord receives written notice of such damage, whichever is later.  Such notice of termination shall be effective on the date thereof.

7.5.                            TENANT’S RIGHT TO TERMINATE.

If the Premises are damaged by fire or other casualty and the Landlord does not (1) elect by written notice to Tenant (which notice shall include Landlord’s estimate of the time needed to complete such repair or restoration) given no later than ninety (90) days after Landlord’s receipt of Tenant’s Casualty Notice (“Landlord’s Restoration Notice”), to substantially repair or restore the same to their former condition (but only as to portions existing on the Term Commencement Date for which Landlord has restoration obligations in this Lease), or (2)

substantially complete Landlord’s required repair and restoration prior to the later of the estimated date of substantial completion set forth in Landlord’s  Restoration Notice, or nine (9) months following Landlord’s receipt of Tenant’s Casualty Notice (which date in each case shall be extended one day for each day of delay caused by any act or omission of Tenant and for events of Force Majeure as contemplated in Section 10.22 hereof), then Tenant shall have the right to terminate this Lease upon not less than sixty (60) days prior written notice given to the Landlord within ten (10) business days after the expiration of such period (time being of the essence), provided such cancellation shall be void and this Lease shall continue in full force and effect in the event that substantial completion of Landlord’s required repair and restoration is achieved within such sixty (60) day period (which date shall be extended one day for each day of delay caused by any act or omission of Tenant and for events of Force Majeure as contemplated in Section 10.22  hereof).

7.6.                            EMINENT DOMAIN; RIGHT TO TERMINATE AND ABATEMENT IN RENT.

If after the execution hereof and before the expiration of the Term hereof, any substantial part of the Building or any substantial part of Landlord’s Property shall be taken so as to materially reduce available parking or remove access, then this Lease and the Term hereof shall terminate at the election of Landlord (by Landlord giving written notice to the Tenant within the later of 90 days of the taking or 90 days of written notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if the Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent hereinbefore reserved according to the nature and extent of the injury sustained by the Premises, shall be suspended or abated until what may remain of the Premises shall have been put in proper condition for use and occupation as set forth in Section 7.7 below.  To the extent that the Building, upon having been put in proper condition for use and occupation is smaller, the Base Rent hereinbefore reserved and Tenant’s Taxes and Operating Costs shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original RSF of the Building.  Notwithstanding the foregoing, to the extent that (i) twenty-five percent (25%) or more of the RSF of the Building or (ii) all access to the Premises is taken, then Tenant may elect, on written notice given to Landlord within thirty (30) days of the taking, to end the Term of this Agreement as of thirty (30) days following the notice, in which event the Term shall end on such date, subject to compliance with the terms of this Lease through such date.

7.7.                            RESTORATION.

If this Lease is not terminated as provided in Section 7.6, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore Landlord’s Property to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence.  If the available proceeds of the eminent domain award are insufficient for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and the Landlord shall have the right to select which portions of Landlord’s Property, if any, shall be restored.  The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

7.8.                            LANDLORD TO CONTROL EMINENT DOMAIN ACTION.

Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing the Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Term or any extension hereof to the Landlord; provided, however, nothing herein contained shall limit the Tenant’s right to any separate award for the taking of Tenant’s personal property or moving expenses.

Article VIII

RIGHTS OF MORTGAGEE

8.1.                            PRIORITY OF LEASE.

This Agreement shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other similar instrument covering any or all of the Premises or the Property, and each renewal, modification or extension thereof (each of which is referred to as a “Mortgage”) on the condition that the holder or beneficiary of any such Mortgage (the “Mortgagee”) provides Tenant with a subordination, non-disturbance and attornment agreement that is commercially reasonable within the commercial lending industry (“SNDA”).  In addition, Tenant shall attorn to and agrees that, except as may expressly be provided in any applicable SNDA, any such Mortgagee shall not be liable to Tenant for any defaults by Landlord under this Agreement or for any other event occurring prior to such Mortgagee’s succeeding to the interest of Landlord hereunder.  The attornment provisions of this Section 8.1 shall be self-operative and no further instrument shall be required to effect such attornment; however, Tenant agrees to execute, acknowledge and deliver a SNDA confirming such subordination and attornment within fifteen (15) days of request therefor.

Landlord hereby agrees to obtain an executed subordination, non-disturbance and attornment agreement from the holder of its current Mortgage substantially in the form which is attached hereto as Exhibit O simultaneously with the execution and delivery of this Lease.  Delivery of such subordination, non-disturbance and attornment agreement to Tenant shall be a condition precedent to the effectiveness of this Lease.  In the event the Property subsequently becomes encumbered by a new Mortgage, Landlord shall use its commercially reasonable efforts to obtain a Mortgagee-executed SNDA from the new Mortgagee.

8.2.                            LIMITATION ON MORTGAGEE’S LIABILITY.

Following notice to Tenant and upon entry and taking possession of the Mortgaged Premises for any purpose other than foreclosure, the Mortgagee shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord’s obligations hereunder.  Except during such period of possession, no such Mortgagee shall be liable to perform, or be liable in damages for failure to perform any of the obligations of Landlord, unless and until such Mortgagee shall enter and take possession of the Mortgaged Premises for a purpose other than foreclosing its mortgage or deed of trust.

8.3.                            NO MODIFICATION, ETC.

Except when in accordance with the provisions of this Agreement, no assignment of this Agreement, no agreement to make or accept any surrender, termination or cancellation of this Agreement, no agreement to modify so as to reduce the amounts due hereunder, change the Term, or otherwise materially change the rights of Landlord under this Agreement, or to relieve Tenant of any obligations or liability under this Agreement, shall be valid unless consented to in writing by Landlord’s mortgagees of which Tenant has received notice.

8.4.                            NO RELEASE OR TERMINATION.

All of Tenant’s termination rights are expressly contained in this Agreement.  Without expanding the foregoing, no act or failure to act on the part of Landlord shall result in a release or termination of Tenant’s obligations hereunder, form the basis for termination of this Agreement or terminate this Agreement unless in addition to triggering a basis for the foregoing otherwise set forth in this Lease (i) Tenant shall have first given thirty (30) days prior notice of Landlord’s act or failure to act to Landlord’s mortgagees of which Landlord has provided notice to Tenant, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to begin to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the Mortgaged Premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist which shall not exceed sixty (60) days.  Notwithstanding the foregoing, or anything contained herein to the contrary, no event of default by Landlord hereunder shall in anyway modify, limit or terminate the independent covenant provisions.

8.5.                            CONTINUING OFFER.

The covenants and agreements contained in this Agreement with respect to the rights, powers and benefits of a mortgagee constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Agreement or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name.  Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

Article IX

DEFAULT

9.1.                            EVENTS OF DEFAULT BY TENANT.

Inclusive of any specified applicable notice and cure periods, the occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)                                 If Tenant fails to make any payment of Base Rent, Additional Rent, or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant, provided, however, Landlord need not give any such notice more than twice in any twelve (12) month period, and any further failure by Tenant within any such twelve (12) month period to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) business days after its due date shall constitute an immediate Event of Default without any notice from Landlord;

(b)                                 If Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the Base Rent and Additional  Rent shall have been paid), it being agreed that mere vacation of the Premises shall not constitute an abandonment provided Tenant complies with the terms of Section 6.1.20 hereof);

(c)                                  If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 10.10 below or a subordination and attornment agreement pursuant to Section 8.1 above, within the timeframes set forth therein;

(d)                                 If Tenant shall fail to maintain any insurance required hereunder;

(e)                                  If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 4.3 above;

(f)                                   If Tenant causes or suffers any release of Hazardous Materials in, on or about the Premises;

(g)                                  If Tenant shall make a Transfer in violation of the provisions of Section 6.1.6 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 6.1.6;

(h)                                 If Tenant fails to comply with the provisions of Article III or Section 6.1.3 above, and such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to comply with the provisions of Article III or Section 6.1.3 above, and (ii) Landlord has given Tenant written notice under this Section 9.1(h) on one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(i)                                     The failure by Tenant to observe or perform any of the covenants or provisions of this Agreement to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after written notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord regardless of the reason for lack of completion;

(j)                                    Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(k)                                 Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(l)                                     an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

(m)                             the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(n)                                 a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within sixty (60) days; or

(o)                                 any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

9.2.                            REMEDIES.

(a)                                 Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any (i) one or more of the following remedies without any notice or demand whatsoever and without releasing Tenant from any obligation under this Agreement; or (ii) other remedy available at law or in equity:

(i)            Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated, in which case Tenant shall quit and surrender the Premises to Landlord.

(ii)           Tenant shall immediately pay to Landlord all accrued and unpaid sums due Landlord.

(iii)          Tenant shall immediately pay Landlord the greater of (A) an amount equal to the total Base Rent and Additional Rent that would have been payable during the twelve (12) month period immediately following the termination of the Lease if the Lease had not been terminated as a result of an Event of Default (or such lesser period of time if there are less than twelve (12) months remaining in the Term of the Lease at the time of the occurrence of such Event of Default), and (B) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Term (as if the Lease had not been terminated and assuming Operating Costs and Taxes increased three (3%) percent per year) exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the federal funds rate (but in no  event less than zero percent).

(iv)          In the event of any such termination, Landlord shall have the right to enter the Premises and remove and store Tenant’s Property and that of persons claiming by, through or under Tenant, at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such Tenant’s Property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such Tenant’s Property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(v)           The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(vi)          Upon any Event of Default of Tenant, or the expiration or termination of this Agreement, Landlord shall have the right of summary process under M.G.L.A. Chapter 239, and/or other applicable statues, and such other rights to recover possession as permitted by applicable Laws.

(b)                                 To the maximum extent permitted by law, Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Law (including M.G.L. Chapter 186, Section 11): (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Agreement, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge,

(B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Agreement, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Agreement.  The words “re-enter,” “re-entry” and “re-entered” as used in this Agreement shall not be deemed to be restricted to their technical legal meanings.

(c)                                  If Landlord makes any reasonable expenditure or incurs any obligation for the payment of money to regain possession of the Premises, perform unperformed Tenant obligations with respect to the Premises, or to re-let the Premises or otherwise in connection with an Event of Default, including but not limited to, attorneys’ fees in instituting, prosecuting or defending any action or proceeding applicable to Tenant’s use of the Premises or applicable to any Tenant obligation under this Agreement, such sums paid or incurred together with interest thereon at the rate of one percent (1%) percent per month, shall be paid to Landlord by Tenant as additional rent.  Tenant shall pay all Landlord’s reasonable costs, including attorneys’ fees, in enforcing, Landlord’s rights hereunder.

Article X

MISCELLANEOUS

10.1.                     TITLES.

The titles of the Sections and Articles are for convenience and are not to be considered in construing this Agreement.

10.2.                     NOTICES FROM ONE PARTY TO THE OTHER.

Except as otherwise expressly provided herein, no notice, approval, consent requested or election required or permitted to be given or made pursuant to this Agreement shall be effective unless the same is in writing.  Communications shall be addressed, if to Landlord at Landlord’s Address with a copy to Spaulding & Slye Investments, 1801 K Street NW, Washington, DC 20036, Attn: President or at such other address as may have been specified by prior notice to Tenant, and a copy to Seyfarth Shaw LLP, Two Seaport Lane, 3rd Floor, Boston, Massachusetts 02210, Attn: Michael F. Dowley, Esq., and, if to Tenant, at Tenant’s Address or at such other place as may have been specified by prior notice to Landlord.  Any communication so addressed shall be deemed duly served if actually received or delivery is refused at the foregoing addresses mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.3.                     BIND AND INURE.

The obligations of this Agreement shall run with the land, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership, said liability terminating as to future liability upon termination of such ownership and passing to the successor in ownership.  Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their interest in the Property and any insurance, condemnation and sale proceeds therefrom.

10.4.                     NO SURRENDER.

The delivery of keys to any employees of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Agreement or a surrender of the Premises.

10.5.                     NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Agreement shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of any payment due hereunder with knowledge of the breach of any covenant of this Agreement, shall not be deemed a waiver of such breach by Landlord, unless such waiver shall be in writing signed by Landlord.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same agreement or duty in a previous or subsequent instance, or any other agreement or duty.

10.6.                     NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than any amount then due shall be deemed to be other than on account of the earliest installment of such amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Agreement provided.

10.7.                     CUMULATIVE REMEDIES.

The specific remedies to which Landlord may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Agreement, except to the extent expressly provided otherwise in this Agreement.  In addition to the other remedies provided in this Agreement, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Agreement or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.8.                     PARTIAL INVALIDITY.

If any term of this Agreement, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.9.                     RIGHT TO CURE.

If Tenant shall at any time fail to perform its obligation in accordance with the provisions of this Agreement and Tenant does not commence the cure of such failure within thirty (30) days of written notice thereof (except in the event of emergencies), and thereafter diligently prosecute such cure to completion, in all events no later than ninety (90) days after cure commencement, then Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Agreement with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act that is reasonable under the circumstances.  All sums so paid by Landlord (together with interest at the Default Rate), and all necessary incidental reasonable third party costs and expenses actually incurred by Landlord in connection with the performance of any such acts by Landlord, shall be deemed to be Additional Rent under this Agreement and shall be payable to Landlord within thirty (30) days following written demand with a reasonably detailed invoice.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Agreement.  The right to cure set forth in this Section 10.9 does not provide or extend the time within which Tenant is obligated to cure a default or avoid an Event of Default, but is illustratively used only to provide a benchmark after which Landlord’s expenditures will clearly be reimbursable by Tenant.

10.10.              ESTOPPEL CERTIFICATE.

Each party agrees from time to time upon not less than ten (10) days’ prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing in substantially the form attached hereto as Exhibit I or J (as applicable), certifying if true (and where not true, indicating where not true), as follows: that this Agreement is unmodified and in full force and effect; that except as set forth in this Agreement, to such party’s knowledge, without inquiry, such party has no defenses, offsets or counterclaims against its obligations to pay the Base Rent and additional rent and to perform its other covenants under this Agreement; that, to such party’s knowledge, without inquiry, there are no uncured defaults of Tenant or of Landlord under this Agreement (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); the dates to which the Base Rent, additional rent and other charges have been paid; setting forth any remaining concessions; stating that no purchase options, renewal rights, expansion rights, rights of first offer, rights of first refusal, or any other options exist; and setting forth any other items reasonably requested by the requesting party or its lender.  Any such statements delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee.

10.11.              WAIVER OF SUBROGATION.

Landlord and Tenant mutually agree, with respect to all property damage insurance required of each of them, that such insurance shall contain appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies (“Insured Losses”); and each party waives any claims (including any claims arising under any indemnification provided by either party under this Agreement) against the other party (and its employees, officers, directors, and agents) to the extent of any Insured Losses to its property.

10.12.              BROKERAGE.

Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that it has dealt with no broker in connection with this transaction other than JLL and Avison Young, whose fee shall be paid by Landlord, and Tenant and Landlord agree to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Agreement made by anyone asserting a commission due to such party’s actions.

10.13.              PARKING.

Throughout the Term, subject to any covenants, conditions and restrictions applicable to the Property and except for approximately twelve (12) parking spaces located in the northeast corner of the Property upon which the abutter has been granted an exclusive easement for the use thereof pursuant to the Declaration of Easements (as defined below), Tenant’s occupancy of the Premises shall include the exclusive use of all of the parking spaces located at the Premises at no additional cost to Tenant; provided that Landlord shall have no obligation to monitor or police the use of such parking spaces by third parties.  As used herein, “Declaration of Easements” means and refers to that certain a certain Fourth Restated Declaration of Easements dated as of August 15, 2001, recorded with the Middlesex North Registry of Deeds in Book 12004, Page 294, as amended by a certain First Amendment to Fourth Restated Declaration of Easements dated as of May 16, 2013, recorded with said Deeds at Book 27375, Page 257, and a certain Second Amendment to Fourth Restated Declaration of Easements dated as of August 14, 2018, recorded with said Deeds at Book 32360, Page 223.

10.14.              ACCESS.

Throughout the Term, and subject to the terms and provisions of this Agreement and Force Majeure, Landlord shall not prevent Tenant from having access to the Premises twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year.

10.15.              ENTIRE AGREEMENT.

This instrument contains the entire and only agreement between the parties as to the Premises and supersedes all prior agreements with respect to the Premises or any construction thereat, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Agreement shall not be modified in any way except by a writing subscribed by both parties.

10.16.              GOVERNING LAW.

This Agreement shall be governed by and construed and enforced in accordance with the laws and courts of the Commonwealth of Massachusetts.

10.17.              ADDITIONAL REPRESENTATIONS.

Landlord represents and warrants to Tenant that Landlord has the power and authority to enter into this Agreement, grant Tenant possession of the Premises and other rights set forth herein, and perform the obligations of Landlord hereunder, and no joinder or approval of another person or entity is required with respect to Landlord’s power and authority to enter into this Agreement.  Tenant represents and warrants to Landlord that Tenant has the power and authority to enter into this Agreement and perform the obligations of Tenant hereunder, and no joinder or approval of another person or entity is required with respect to Tenant’s power and authority to enter into this Agreement.

10.18.              WAIVER OF CONSEQUENTIAL DAMAGES.

Tenant and Landlord each waive any rights to recover indirect, consequential, punitive, or special damages against each other with respect to matters arising under or in connection with this Agreement whether or not Landlord or Tenant (as applicable) is notified that such damage may occur, except that Tenant shall be liable for all damages, including direct, indirect, special and consequential (whether or not Tenant is notified that such damage may occur), as a result of any holdover by Tenant, to the extent provided in, and subject in all events to the terms and conditions of this Lease.

10.19.              PREVAILING PARTY.

In the event of any legal proceeding arising out of a dispute between Landlord and Tenant with regard to enforcement of any applicable provision of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs from the non-prevailing party.

10.20.              CONFIDENTIALITY.

Tenant and Landlord each acknowledge that the terms and conditions of this Agreement are to remain confidential for the other party’s benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, Landlord or Tenant may disclose the terms and conditions of this Agreement if required by applicable law or court order, to their respective attorneys, accountants, insurers and other professional advisors, their respective members, managers, partners, officers, directors, agents and employees, existing or prospective lenders, investors and financial partners, and potential tenants, purchasers or partners, provided same are advised by the disclosing party of the confidential nature of such terms and conditions, or in connection with any SEC reporting requirements or obligations of such party.  This Agreement shall not be recorded or filed by or on behalf of Tenant with the Middlesex North Registry of Deeds or the Middlesex North Registry District of the Land Court, provided, however, that each of the parties hereto agrees, at Tenant’s option, to join in the execution, in recordable form of a statutory notice of lease indicating the Term and any other terms as Landlord and Tenant shall mutually agree, but omitting rent and other confidential terms, which notice of lease (the “Notice of Lease”) may be recorded with the Middlesex North Registry of Deeds or the Middlesex North Registry District of the Land Court.  Contemporaneously with the execution of the Notice of Lease, Tenant shall execute and deliver to Landlord a termination of such Notice of Lease which shall be in recordable form and otherwise in form and substance satisfactory to Landlord (the “Notice of Termination of Lease”).  Landlord is authorized to record the Notice of Termination of Lease upon the expiration or earlier termination of this Lease.  If Tenant fails to execute and deliver such Notice of Termination of Lease and/or such termination is invalid or ineffective for any reason as determined by Landlord, without limiting or waiving any of Tenant’s obligations hereunder, Landlord is hereby authorized to execute such document on behalf of Tenant as Tenant’s duly authorized irrevocable agent and attorney-in-fact.  Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording the Notice of Lease and discharging same from record.

10.21.              OFAC.

Tenant represents and warrants to Landlord that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business.  Landlord represents and warrants to Tenant that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Tenant is restricted from doing business.  This Section 10.21 shall survive the termination or earlier expiration of this Agreement.

10.22.              FORCE MAJEURE.

In the event either party shall be delayed or hindered in or prevented from the performance of any act required under this Agreement to be performed by such party, other than the payment of money, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature not within the reasonable control (“Force Majeure”) of such party, then performance of such act shall be excused for the period of the delay, and the period for the commencement, completion or performance of any such act shall be extended for a period equivalent to the period of such delay.

10.23.              WAIVER OF JURY TRIAL.

LANDLORD AND TENANT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER (WHETHER IN CONTRACT OR TORT) ON ANY MATTER ARISING OUT OF OR RELATING IN ANY WAY TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT’S USE OR OCCUPANCY OF THE PREMISES.

10.24.              ROOFTOP LICENSE.

(a)                                 Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, a license (the “Equipment License”) to use a portion of the roof of the Building, determined satisfactory by Landlord in its sole discretion after the date hereof (the “Roof Site”), for purposes of the installation, operation, maintenance and replacement by Tenant, at Tenant’s sole expense, of certain equipment, including, without limitation, heating, ventilating and air conditioning systems (collectively, the “Tenant’s Equipment”).  The Equipment License, and Tenant’s right to use and occupy the Roof Site, shall be subject and subordinate in all respects to the terms and conditions of any and all solar power licenses or other agreements that now exist or are hereafter executed, entered into, and/or modified with respect to the Building.

(b)                                 Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss or damage to the Tenant’s Equipment.  In no event shall Landlord be liable for consequential damages related to loss or damage to the Tenant’s Equipment.

(c)                                  No license fee shall be due in connection with Tenant’s license under this Section 10.24.  Tenant shall be responsible for and pay within thirty (30) days following receipt by Tenant of Landlord’s written invoice therefor and any and all additional real and personal property taxes, and any other governmental impositions levied or assessed on the Building or Landlord due solely to the Tenant’s Equipment or the construction, operation or removal thereof.

(d)                                 Prior to the initial installation of the Tenant’s Equipment and prior to any subsequent material modification or replacement of the Tenant’s Equipment, Tenant shall submit to Landlord, for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned  or delayed), detailed plans showing all Tenant’s Equipment along with the installation and location thereof.  All work shall be performed in accordance with applicable governmental authorities and applicable laws and by contractors approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

(e)                                  Tenant, at Tenant’s sole expense, shall comply with all applicable laws regarding the operation and maintenance of the Tenant’s Equipment (except with respect to laws generally applicable to the Building), and shall be solely responsible for obtaining and shall obtain and keep in force all permits, licenses and approvals necessary for operation of the Tenant’s Equipment.

(f)                                   In connection with the installation and maintenance of the Tenant’s Equipment, Tenant hereby agrees to cooperate with, assist, and use commercially reasonable efforts to comply with any roof warranties for the Building (provided copies have been delivered to Tenant after Tenant’s written request for same) and any requests of the company that issued the Building’s roof warranty.

(g)                                  The Tenant’s Equipment shall be and remain Tenant’s property throughout the term of this Lease.  Upon the expiration or any sooner termination of the Equipment License, or if Tenant is required to remove the Tenant’s Equipment by any governmental agency having jurisdiction over the Tenant’s Equipment, Tenant shall promptly, at its sole expense, remove all of the Tenant’s Equipment and restore any damage caused by the installation or removal.  If Tenant fails to remove such equipment and restore any damage prior to the expiration of the Term, then Landlord shall provide written notice to Tenant of such failure; if Tenant fails to remove such equipment and restore any damage within ten (10) days following such notice, then Landlord may perform such work Tenant’s reasonable cost and expense.

[END OF TEXT — SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

LANDLORD:

SSI 900 MIDDLESEX MA LP

By:	Billerica/Natick MA Partner GP LLC
its General Partner

	By:	Billerica/Natick MA Partner LP, its sole member

		By:	SSI Billerica/Natick MA GP LLC
its General Partner

			By:	SSI Billerica/Natick MA LP
its sole member

				By:	SSI 2016 GP LLC
its General Partner

					By:	SSI 2016 GP Manager LLC,
its Managing Manager

				By:	/s/ Heather O’Donnell Figmic
Name: Heather O’Donnell Figmic
Title: Authorized Signatory

TENANT:

QUANTERIX CORPORATION

By:	/s/ Kevin Hrusovsky
Name: Kevin Hrusovsky
Title: President & CEO

EXHIBIT A

Legal Description of the Lot

Real property in the City of Billerica, County of Middlesex, Commonwealth of Massachusetts, described as follows:

PARCEL I

The land together with the buildings and improvements located thereon being located on Middlesex Turnpike and Suburban Park Drive, Billerica, Middlesex County, Massachusetts and being shown as Lot 1A on a plan entitled “Subdivision Plan of Land in Billerica, Massachusetts”, prepared for The Gutierrez Company by Vanasse Hangen Brustlin, Inc., Scale 1 inch = 50 feet dated March 27, 1998 and recorded with Middlesex North Registry of Deeds in Plan Book 196 Plan 144.

PARCEL II

Together with the benefit of the appurtenant rights and easements, and subject to certain rights and easements, set forth in an Easement Agreement dated October 16, 1979, recorded in Book 2390, Page 188, as affected by Confirmatory Easement Agreement May 2, 1983, recorded in Book 2608, Page 667.

Together with the benefit of the appurtenant rights and easements, and subject to certain rights and easements, set forth in a Declaration of Easements dated as of October 17, 1979, recorded in Book 2390, Page 190, as amended by First Amendment to Declaration of Easements dated as of April 30, 1980, recorded in Book 2421, Page 463, as amended and restated by Restated Declaration of Easements dated March 19, 1982 recorded with said Deeds in Book 2531, Page 624, with a Plan entitled “Easement Plan - The Middlesex Technology Center” in Billerica, Mass., prepared for The Gutierrez Company dated December 23, 1981 (revised through February 10, 1982) and recorded at Plan Book 136, Plan 55, as affected by a Second Restated Declaration of Easements dated as of August 15, 1997 and recorded on April 10, 1998 in Book 9199, Page 60 and the Easement Plan recorded therewith in Plan Book 196, Plan 136, as further affected by a Third Restated Declaration of Easements dated as of June 1, 2000 and recorded on July 26, 2000 in Book 10953, Page 101 and the Easement Plan recorded therewith in Plan Book 203, Plan 122., as further affected by Fourth Restated Declaration of Easements dated as of August 15, 2001, recorded in Book 12004, Page 294 and Consent by Millipore Corporation recorded in Book 12004, Page 318.

EXHIBIT B

Plan of Premises

(see next page)

Locus
(NOT TO SCALE)
BILLERICA
SITE
BEDFORD
N/F
RAM 900 MIDDLESEX LLC
PARCEL 97-105-2-B
BK. 35467 PG. 252
LOT 4C
LOT 3C
N/F
MIDDLESEX TECHNOLOGY CENTER
ASSOCIATES IV TRUST
PARCEL 97-105-2-7
BK. 10629 PG. 72
LOT 1A
AREA=211,742 S.F.
(4.861 ACRES)
PLAN BOOK 194
PLAN 58
N
SUBURBAN PARK DRIVE
MIDDLESEX TURNPIKE
SCALE IN FEET
40 0 40 80

General Notes

1) THE PROPERTY LINES SHOWN ON THIS PLAN ARE BASED UPON AN ACTUAL FIELD SURVEY CONDUCTED BY VANASSE HANGEN BRUSTLIN, INC. DECEMBER 1996, VERIFIED IN JULY, 2017 AND FROM DEEDS AND PLANS OF RECORD.

2) THE EXISTING CONDITIONS SHOWN ON THIS PLAN ARE BASED UPON AN ACTUAL ON-THE-GROUND INSTRUMENT SURVEY PERFORMED BY VANASSE HANGEN BRUSTLIN, INC. IN JUNE 2008 AND VERIFIED ON JULY 10, 2017.

3) THE LOCATIONS OF EXISTING UNDERGROUND UTILITIES SHOWN ON THIS PLAN ARE BASED ON FIELD OBSERVATIONS AND INFORMATION OF RECORD. THEY ARE NOT WARRANTED TO BE EXACTLY LOCATED NOR IS IT WARRANTED THAT ALL UNDERGROUND UTILITIES OR OTHER STRUCTURES ARE SHOWN ON THIS PLAN.

4) THE SITE LIES WITHIN ZONE X (UNSHADED) (AREA DETERMINED TO BE OUTSIDE THE 0.2% ANNUAL CHANCE FLOOD PLAIN) AS SHOWN ON THE FLOOD INSURANCE RATE MAP FOR MIDDLESEX COUNTY, MASSACHUSETTS MAP NUMBER 25017C0238F, EFFECTIVE DATE JULY 6, 2016.

5) THE SITE LIES ENTIRELY WITHIN THE INDUSTRIAL ZONING (I) DISTRICT AS SHOWN ON THE "TOWN OF BILLERICA, MA, OFFICIAL ZONING MAP" DATED OCTOBER 11, 2016 PER THE PZR REPORT DATED 6/16/2017. THE DIMENSIONAL REQUIREMENTS FOR THIS ZONE AT THE TIME OF THE SURVEY ARE:

	REQUIRED	EXISTING
MINIMUM LOT FRONTAGE	150 FEET	230.66 FEET
MINIMUM LOT AREA	60,000 S.F.	211,742 S.F.
MINIMUM FRONT YARD*	100 FEET	99.77 FEET
MINIMUM SIDE YARD†	35 FEET	38.13 FEET
MINIMUM REAR YARD	50 FEET	107.35 FEET
MAXIMUM BUILDING HEIGHT‡	45 FEET	37.8 FEET

† SIDE YARD SHALL BE INCREASED TO 50 FEET ON ANY LOT THAT ABUTS LAND IN A RESIDENTIAL DISTRICT.

* IN INDUSTRIAL DISTRICTS, THE REQUIRED FRONT SETBACK MAY BE REDUCED TO 40 FEET ALONG INDUSTRIAL ROADS. THIS FRONT YARD MUST BE USED FOR LANDSCAPING, PEDESTRIAN WALKWAYS, AND CURB CUT ACCESS DRIVEWAYS ONLY.

‡ THE HIGHEST ROOF SURFACE SHALL NOT EXCEED 55 FEET ABOVE THE GRADE PLANE.

6) THERE ARE 295 PARKING SPACES ON SITE.
(1) 257 SPACES ON LOT 1A (INCL. 7 HANDICAPPED)
(2) 38 SPACES ON LOT 3C EASEMENT
PARKING REQUIREMENT FOR OFFICE USE IS : A MINIMUM OF ONE (1.0) PARKING SPACE PER 300 S.F. OF FLOOR AREA (MINIMUM 330).

7) LOCUS IS AT THE INTERSECTION OF MIDDLESEX TURNPIKE AND SUBURBAN PARK DRIVE.

8) ACCESS VIA SUBURBAN PARK DRIVE (PUBLIC ROW).

Record Owner

MILLIPORE CORPORATION
PARCEL 97-105-2-6
BK. 11956 PG.44

Plan References

1) PLAN OF LAND, DATED MAY 20, 1997, BY HOWE SURVEYING ASSOCIATES, INC., FILED AS PLAN 58 IN PLAN BOOK 194.

2) EASEMENT PLAN FOR THE MIDDLESEX TECHNOLOGY CENTER, DATED DECEMBER 23, 1981 (REVISED FEBRUARY 10, 1982) BY THE GUTIERREZ COMPANY, FILED AS PLAN 66 IN PLAN BOOK 138.

3) REVISED EASEMENT PLAN, THE MIDDLESEX TECHNOLOGY CENTER, DATED NOVEMBER 27, 1985 (REVISED MARCH 6, 1986) BY THE GUTIERREZ COMPANY, FILED AS PLAN 135 IN PLAN BOOK 156.

4) "EASEMENT PLAN OF LAND IN BILLERICA, MASSACHUSETTS," PREPARED FOR THE GUTIERREZ COMPANY, PREPARED BY VANASSE HANGEN BRUSTLIN, INC., SCALE 1"=50', DATED MAY 15, 2000 (REVISED JULY 21, 2000) AND FILED AS PLAN 122 IN PLAN BOOK 203.

vhb.com

vhb

101 Walnut Street
PO Box 9151
Watertown, MA 02471
617.924.1770

Legend

- DRAIN MANHOLE
- CATCH BASIN
- SEWER MANHOLE
- ELECTRIC MANHOLE
- TELEPHONE MANHOLE
- MANHOLE
- HH HAND HOLE
- WATER GATE
- FIRE HYDRANT
- GAS GATE
- BOLLARD w/LIGHT
- STREET SIGN
- LIGHT POLE
- UTILITY POLE
- GUY POLE
- GUY WIRE
- MONITORING WELL
- FLOOD LIGHT
- WELL
- MARSH
- FINISHED FLOOR ELEVATION
- DYL DOUBLE YELLOW LINE
- BWL BROKEN WHITE LINE
- SWL SINGLE WHITE LINE
- LSA LANDSCAPED AREA
- EDGE OF PAVEMENT
- CONCRETE CURB
- VERTICAL GRANITE CURB
- SLOPED GRANITE EDGE
- BITUMINOUS BERM
- BITUMINOUS CURB
- GUARD RAIL
- CHAIN LINK FENCE
- DRAINAGE LINE
- SEWER LINE
- OVERHEAD WIRE
- UNDERGROUND ELECTRIC
- TELEPHONE LINE
- GAS LINE
- WATER LINE
- STONE WALL
- TREE LINE
- 100-FT BUFFER ZONE
- 100-FT RIVER FRONT AREA
- 200-FT RIVER FRONT AREA
- LIMIT MEAN ANNUAL HIGH WATER
- LIMIT OF BANK
- VEGETATED WETLAND BOUNDARY

Middlesex Technology Center

900 Middlesex Turnpike
Billerica, Massachusetts

August 29, 2018

Plot Plan

Sv-1

1 1

07600.00

EXHIBIT C

Initial Plan of Tenant’s Initial Work and Budget

(see next page)

EXIST COMP
OFFICE
CONFERENCE
RECEPTION
VEST
CONF
OPEN OFFICE
CORRIDOR
EXIST SPACE
EXIST COLD ROOM
EXIST MACHINE SHOP
EXIST MECHANICAL ROOM
CAFE / LARGE MEETING ROOM
CORRIDOR
COLD STORAGE
SHIPPING AND RECEIVING
WAREHOUSE
LIGHT MANUFACTURING
STOR
ELEC
1 FIRST FLOOR DEMOLITION PLAN

GENERAL DEMOLITION NOTES

DEMOLITION PLAN LEGEND

Quanterix

QUANTERIX RELOCATION
900 MIDDLESEX TURNPIKE
BILLERICA, MA

JMC
JM Coull, Inc.
Building Your Vision

G|R|L|A

FIRST FLOOR DEMOLITION PLAN

AD1.1

DEMO UPPER CABINETS. WALL TO BE CUT
KITCHENETTE
CONFERENCE
CONF
DEMO EXIST. WALL ASSEMBLY
PREPARE FOR NEW WORK
OPEN OFFICE
OFFICE
STORAGE
COLD ROOM
COLD ROOM TO REMAIN
STOR
MECH ROOM
EXISTING FURN
TO BE REMOVED
COLD ROOM EXISTING
TO REMAIN

SECOND FLOOR DEMOLITION PLAN

GENERAL DEMOLITION NOTES

NO	NOTE
	[illegible]

DEMOLITION PLAN LEGEND

Quanterix

QUANTERIX RELOCATION

JMC

JM COULL, INC.

Building Your Vision

G | R | L | A

SECOND FLOOR DEMOLITION PLAN

AD1.2

EXIST CONF
VEST
CONF
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
CONFERENCE
RECEPTION
STAIR
OPEN OFFICE
SERVER
EXIST SPACE
NO NEW WORK
NO NEW WORK
EXIST COLD ROOM
EXIST MACHINE SHOP
EXIST MECHANICAL ROOM
MEN
WOMEN
DEMO
MEETING
MEETING 2
EXIST MILLWORK TO BE REUSED
DEMOUNTABLE PARTITIONS
CAFE / LARGE MEETING ROOM
STOR
STOR
ELEC
NEW SHOWER ROOMS
CORRIDOR
COLD STORAGE
ELEV
ELEV. MECH
STOR
SHIPPING AND RECEIVING
EXISTING MILLWORK TO REMAIN
FITNESS ROOM
LIGHT MANUFACTURING
WAREHOUSE
NEW WALL ASSEMBLY
NEW WALL ASSEMBLY TO MATCH EXISTING

FIRST FLOOR PLAN

GENERAL PLAN NOTES

PLAN LEGEND

Quanterix

QUANTERIX RELOCATION

JMC

JM COLL, INC.

Building Your Vision

G | R | L | A

FIRST FLOOR PLAN

A1.1

BOARD ROOM
EXECUTIVE OFFICE
OPEN OFFICE
KITCHENETTE
42" A.F.F. HALF WALL
CONFERENCE ROOM
STAIR
CONF
OFFICE
STORAGE
ENGINEERING GROUP
COLD ROOM
JANS
WOMENS
TOUCH DOWN
QA LAB
STOR
MECH ROOM
CORRIDOR
MANUFACTURING LAB
CLOSING
LAB ACCESS
COLD ROOM
CELL CULTURE
ENGINEERING
COAT ROOM
PLATE PRINTING ROOM
ASSAY DEVELOPMENT

SECOND FLOOR PLAN

GENERAL PLAN NOTES

PLAN LEGEND

Quanterix

QUANTERIX RELOCATION

JMC

JM COULL, INC.

Building Your Vision

G | R | L | A

SECOND FLOOR PLAN

A1.2

EXHIBIT D

ACH Electronic Fund Transfer Form

AUTHORIZATION AGREEMENT FOR AUTOMATIC RENTAL PAYMENTS
(DIRECT DEBITS)

TENANT hereby authorizes LANDLORD,                                    , (tax identification number                 ), to initiate Debit Entries in the amount permitted by the terms of the Lease Agreement between LANDLORD and TENANT, from TENANT’S account with depository.

DEPOSITORY NAME:
BRANCH:
CITY, STATE & ZIP:
DEPOSITORY ABA #:
TENANT’S ACCOUNT #:

This authority is to remain in full force and effect until LANDLORD has received written notification from TENANT of its termination in such time and in such matter as to afford LANDLORD and DEPOSITORY a reasonable opportunity to act on it.

TENANT TAX ID NUMBER:
TENANT NAME:
TENANT SIGNATURE:
NAME (please print):
TITLE (please print):
DATE SIGNED:

EXHIBIT E

Form Letter of Credit

[Name of Financial Institution]

IRREVOCABLE STANDBY LETTER OF CREDIT

Date Of Issue:	,

Amount:	USD

[Print Words for Amount]

Irrevocable Letter of Credit No.

Bank:

[Address]

[Address]
Beneficiary:

[Address]

[Address]
Applicant:

[Address]

[Address]

We hereby establish our unconditional, Irrevocable Standby Letter of Credit No.               in your favor and for the account of Applicant whereby we irrevocably authorize you to draw on us from time to time at sight prior to the expiration hereof, and in the manner provided herein, up to USD

(

[Print Words for Amount]

and 00/100 Dollars).  Such drawing(s) will be unconditionally available to you upon your presentation of your draft(s) (which draft(s) shall have been signed by one purporting to be a duly authorized representative of the Beneficiary) on which shall be indicated “Drawn under                           Irrevocable Letter of Credit No.            , dated      .”  Multiple partial drawings are permitted.

Each draft is to be accompanied by a copy of the original of this Irrevocable Letter of Credit and shall be honored when presented between 9:00 a.m. and 5:00 p.m. on any Business Day (by which is meant any day other than Saturday, Sunday or any day

[Name of Financial Institution]

is prohibited from conducting commercial banking transactions) at the Bank’s office at the above-listed address.

This Irrevocable Letter of Credit shall remain in full force and effect until 5:00 p.m. Eastern Standard Time on                          and shall be automatically extended without amendment after                        , for successive one (1) year periods unless the Beneficiary receives from Bank not less than sixty (60) days prior written notice via recognized overnight carrier such as FedEx to the attention of                  at the Beneficiary’s above-listed address (or any other address and/or to the attention of any other party of which new address and/or of such new party the Beneficiary notifies the Bank) that Bank elects not to extend this Irrevocable Letter of Credit.  Notwithstanding the foregoing automatic extension provision, this Irrevocable Letter of Credit has a final expiration date of                ,      , upon which this Irrevocable Letter of Credit expires, with the qualification that the Bank will duly honor draft(s) delivered to the Bank on or prior to such date.

Beneficiary or any successor beneficiary may transfer from time to time this Irrevocable Letter of Credit to a new beneficiary by providing information concerning the name and address of the transferee to the Bank and the Bank will then issue an amendment to this Irrevocable Letter of Credit to substitute such transferee as the new beneficiary.  Applicant shall be responsible for Bank’s reasonable and customary transfer fees for each transfer.

Communications with respect to this Irrevocable Letter of Credit shall be either (i) in writing and addressed to the Bank at the Bank’s above-listed address, or (ii) by phone:                       .

This Irrevocable Letter of Credit is binding upon Bank and its successors and assigns.

This Irrevocable Letter of Credit is executed as a sealed instrument as of the date first written above and, except as otherwise stated herein, is subject to the International Standby Priorities (ISP98) International Chamber of Commerce Publication No. 590.

By:
Print Name:
Title:
Duly Authorized

EXHIBIT F

Building Services

Landlord will provide the following services in accordance with the terms of the Lease:

•                                          Roof Maintenance and Repairs

•                                          *Cleaning of Exterior windows

•                                          Exterior Painting

•                                          Structural Soundness of Foundation & Exterior Walls, maintenance and repairs, if any

•                                          *Snow Removal of Parking Lot & Roof

•                                          *Landscaping

•                                          Exterior Lighting

•                                          Parking Lot & Concrete Walkway Repair and Maintenance

Landlord shall provide the services set forth in the commercially reasonable manner and shall use commercially reasonable efforts to minimize costs associated therewith. For the avoidance of doubt, Landlord shall provide the services to the Premises and/or exterior of the Building, only; and any such services within the Building, if any, shall be provided by Tenant.

*Tenant shall have the right to assume responsibility for the performance and cost of these services by providing at least thirty (30) days prior written notice to Landlord, and in the event Tenant elects to so assume responsibility for these services, (a) the cost of same shall be excluded from Operating Costs, and (b) Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord in terminating any contracts entered into by Landlord or its property manager or other agent(s) for the provision of such services, including but not limited to any termination fees.

EXHIBIT G

Rules and Regulations

1.                                      No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord.  In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.  Notwithstanding the foregoing, in no event shall this rule apply to any sign, placard, picture, advertisement, installed or displayed on any part of the outside or inside of the Building, or otherwise on the Premises, as of the Term Commencement Date.

2.                                      If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.  Notwithstanding the foregoing, in no event shall this rule apply to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises as of the Term Commencement Date, nor shall it apply to any awning located on any part of the Premises as of the Term Commencement Date.

3.                                      Any directory of the Building, if any provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.

4.                                      All cleaning and janitorial services for the Premises shall be provided by Tenant at Tenant’s sole cost.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person, except as expressly set forth in the Agreement.

5.                                      The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed.  No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule as to the Premises shall be borne by the Tenant.

6.                                      Tenant shall store all its trash and garbage within its Premises, and dispose of all trash frequently at Tenant’s sole cost.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.  Tenant will comply with any and all recycling procedures designated by Landlord.

7.                                      Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises, subject, however, to the express provisions of the Agreement.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

8.                                      If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant and such services shall not interfere with Landlord’s rights of access.

9.                                      Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be reasonably objectionable shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.  Except as set forth in the Agreement, Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.                               Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement.  Tenant shall be responsible for any interference caused by such installation.

11.                               Intentionally Omitted.

12.                               No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.  Notwithstanding the foregoing, Tenant reserves the right and Landlord hereby approves the use of third party food vendors and caterers by Tenant and the warming of food  (but not cooking) in the Premises.

13.                               Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

14.                               Tenant shall ensure all Hazardous Materials, laboratory wastes, and solid and hazardous wastes are properly managed on site and disposed offsite in strict compliance with Environmental Requirements.

EXHIBIT H

Decommissioning Requirements and Decommissioning Plan

A.                                    At least sixty (60) days prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any applicable governmental authority) to be taken by Tenant in order to surrender the Premises at the expiration or earlier termination of the Term free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy and sufficient to otherwise decommission the Premises in accordance with the standards set forth in the ANSI/ASSE Z9.11 — 2016 Laboratory Decommissioning Standard (the “Decommissioning Plan”).  Such Decommissioning Plan will be implemented by Tenant, and implementation includes the removal and closure of all ASTs and secondary containment associated therewith.  The Decommissioning Plan provided to Landlord shall include a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant or any persons acting under Tenant with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant (or other Landlord selected third-party agent) prior to the commencement of the Decommissioning Plan (which review and approval process may include, without limitation, in-person walkthroughs of the Premises by such environmental consultant or other third-party agent).  In connection with the review and approval of the Decommissioning Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord or Landlord’s consultants shall reasonably request.

B.                                    On or before surrender, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, a so-called “Clean Certificate” from a reputable, experienced third party environmental engineer or industrial hygienist approved by Landlord and licensed to do business in the Commonwealth of Massachusetts, dated within fifteen (15) days of the expiration or early termination of the Term, certifying to the Landlord that (a) the Premises and the pipes, supply lines, drains, storage containers, basins, exhaust and ductwork are in compliance with all applicable laws, including, without limitation, Environmental Requirements, with air tests delivered to Landlord with the Clean Certificate indicating no presence of Hazardous Materials on the Premises or the Property, (b) the Premises and the ASTs, secondary containment, pipes, supply lines, drains, storage containers, ductwork and exhaust serving the Premises have been cleaned and sanitized in a manner consistent with good laboratory practices, including, without limitation, Environmental Requirements, (c) any biological or chemical safety cabinets located in the Premises have been emptied, cleaned and decontaminated in a manner consistent with good laboratory practices, including, without limitation, all decontamination required under all laws, including, without limitation, Environmental Requirements.  Tenant shall also deliver to Landlord evidence that the approved Decommissioning Plan shall have been satisfactorily completed, as certified by an environmental consultant contracted by Tenant at Tenant’s sole cost and expense, and Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Agreement, free from any residual impact from Tenant HazMat Operations and such decommissioning otherwise meets the standards set forth herein and in the

ANSI/ASSE Z9.11 — 2016 Laboratory Decommissioning Standard.  Landlord shall have the unrestricted right to deliver such Decommissioning Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to prospective tenants, lenders, prospective and future owners, investors, government agencies and authorities, and their respective professional advisors, who have a reasonable and legitimate business purpose for the same.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

EXHIBIT I

Form of Landlord Estoppel Certificate

THIS CERTIFICATE is made to            (the “Recipient”) with respect to a lease dated            , 2018 executed by and between SSI 900 Middlesex MA LP (the “Landlord”) and Quanterix Corporation (as “Tenant”), covering a building located at 900 Middlesex Turnpike, Building 1, in Billerica, Massachusetts (the “Lease”) [, as amended by (list all amendments)]:

The Landlord has been advised that the Recipient is about to enter into a transaction whereby [INSERT DESCRIPTION OF TRANSACTION], and under which the Recipient may acquire an interest in [the Lease].  The Landlord acknowledges that the Recipient is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

The Landlord, for the benefit of the Recipient, its successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

1.                                      The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the Landlord is the holder of the landlord’s interest under the Lease.

2.                                      To the best of the Landlord’s knowledge, without inquiry, neither the Landlord nor the Tenant is claimed to be in default under the Lease[.] [,except as follows:]

3.                                      The rent is currently paid in full, subject to reconciliation of Additional Rent, through        .

4.                                      The term of the Lease has commenced and is presently scheduled to expire on        .

5.                                      If not stated above, each of the statements set forth in Paragraphs 1 through 4 are true, accurate and complete except as follows (state specifically any exception):

DATED:	LANDLORD,

By:
Name:
Title:

EXHIBIT J

Form of Tenant Estoppel Certificate

THIS CERTIFICATE is made to            (the “Recipient”) with respect to a lease dated            , 2018 executed by and between SSI 900 Middlesex MA LP (the “Landlord”) and the undersigned (as “Tenant”), covering a building located at 900 Middlesex Turnpike, Building 1, in Billerica, Massachusetts (the “Lease”) [, as amended by (list all amendments)]:

The undersigned has been advised that the Recipient is about to enter into a transaction whereby [the Recipient is making a loan secured by the aforesaid real estate and the Lease to the undersigned] [If not a loan, insert description of transaction], and under which the Recipient may acquire [a mortgage] [an ownership] interest in such real estate.  In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Recipient.  The undersigned acknowledges that the Recipient is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

The undersigned, for the benefit of the Recipient, its successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

1.                                      The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant’s interest under the Lease.  Tenant’s interests do not include any option to purchase.

2.                                      The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon;

3.                                      To the best of the undersigned’s knowledge, without inquiry, (a) the undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and (b) neither the undersigned nor the Landlord is claimed to be in default under the Lease[.] [,except as follows:]

4.                                      The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease and rent is currently paid in full, subject to reconciliation of Additional Rent, through        .

5.                                      The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord’s interest thereunder or of the Tenant’s interest thereunder.

6.                                      The term of the Lease has commenced and is presently scheduled to expire on        .  Tenant has no right or option to accelerate the end of the Term.  Tenant has no right or option to extend or renew the Term[.] [,except as follows:]

7.                                      If not stated above, each of the statements set forth in Paragraphs 1 through 6 are true, accurate and complete except as follows (state specifically any exception):

DATED:	TENANT,

By:
Name:
Title:

EXHIBIT K

Work Letter

This Work Letter is attached as Exhibit K to the Lease Agreement between SSI 900 Middlesex MA LP, as Landlord, and Quanterix Corporation, as Tenant dated as of October 2, 2018 (the “Lease”), and constitutes the further agreement between Landlord and Tenant as follows.  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

(a)                                 Tenant’s Initial Work; Improvement Allowance.

The Tenant’s Initial Work shall be constructed in accordance with the Final Space Plans approved by Landlord in accordance with the provisions of Paragraph (b) of this Work Letter that are materially consistent with the Tenant’s Initial Work shown on the relevant plan attached to the Lease as Exhibit C (the “Initial Plan”).

Subject to Section 3.3.2 of the Lease, Landlord shall contribute toward the cost of construction of the Tenant’s Initial Work for the Building the cash sum of the Improvement Allowance.  Notwithstanding anything in this Lease or in this Work Letter to the contrary, the Improvement Allowance shall be used only for the construction of the Tenant’s Initial Work.  Not more than twenty-five percent (25%) of the Improvement Allowance shall be payable for laboratory case work and soft costs, which include moving expenses, data/telecom cabling, furniture, fixtures and equipment costs, and architectural, consulting, legal, permitting, filing and engineering fees in connection with the Tenant’s Initial Work.

Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord shall disburse the Improvement Allowance in accordance the terms and conditions of Section 3.3.2 of the Lease and the disbursement procedures set forth below in this section (a) and further below in section (g):

(i)                                     Disbursements shall be made in monthly progress payments based on Disbursement Requests (defined below) delivered to Landlord not more often than thirty (30) days following the previously delivered Disbursement Request.  Except for the final disbursement of the Improvement Allowance as described in Paragraph (a)(vii) below, in no event will monthly disbursements exceed ninety-five percent (95%) of the amount requested in a Disbursement Request (the remaining five percent (5%) being referred to herein as “Retainage”).  Landlord and Tenant shall make each monthly payment of the Disbursement Request, pro rata according to the following percentages:  (a)  Landlord shall fund an amount not to exceed Landlord’s Share of the Disbursement Request; and (b) for any amount in excess of Landlord’s Share in a Disbursement Request, Tenant shall pay 100% of the applicable disbursement(s) provided that at no time shall Landlord be required to make a disbursement of the Improvement Allowance if following such disbursement the aggregate amount of the Improvement Allowance disbursed by Landlord would exceed Landlord’s Share of the aggregate amount of the Itemized Costs incurred by Tenant through such date (the “Balance Requirement”).

(ii)                                  The Design-Builder’s Licensed Architect (as defined below) or Tenant’s Contractor (as defined below) shall have given Landlord a written request for any desired disbursement (a “Disbursement Request”), specifying the amount of the requested disbursement and accompanied by a written statement by the Design-Builder’s Licensed Architect or Tenant’s Design-Builder (as applicable) describing the expenses and parties it will pay from such disbursement.

(iii)                               In the event Tenant’s Design-Builder makes a Disbursement Request, Tenant and Design-Builder’s Licensed Architect shall both confirm by signature to Landlord their consent and approval of the amounts requested in the Disbursement Request and the completion of the Tenant’s Initial Work for which such Disbursement Request relates and such evidence shall be supplied to Landlord.

(iv)                              Tenant (or Design-Builder’s Licensed Architect or Tenant’s Design-Builder) shall have delivered to Landlord (A) evidence satisfactory to Landlord in its reasonable judgment (which may include, without limitation, lien waivers or partial waivers, as appropriate, from all contractors, subcontractors, and suppliers) demonstrating that the amount of the requested disbursement is for permissible costs for work theretofore performed and for which no previous disbursement from the Improvement Allowance was made, (B) evidence satisfactory to Landlord in its reasonable judgment (which for the purposes of this clause (B) it shall be deemed satisfactory if Landlord is supplied with lien waivers or partial waivers, as appropriate, from all contractors, subcontractors, and suppliers) that all previous disbursements from the Improvement  Allowance have been properly applied to pay for those costs for which such previous disbursements were made and that to the extent required Tenant has made its pro rata share of payments in connection with each disbursement request as set forth in item (i) above, and (C) such evidence as Landlord may reasonably require (which may include an inspection by Landlord or its representative) to verify that the subject of any such Disbursement Request and any other work has been completed.

(v)                                 Landlord shall not have any responsibility to Tenant (A) to see that any work for which reimbursement is requested hereunder is constructed in accordance with applicable plans and specifications, or that such work will be completed, or that sufficient funds (above and beyond the Improvement  Allowance) are available for completion, or (B) for mechanics’ liens or claims by contractors, subcontractors, materialmen or any others hired by Tenant to do work in the Premises, subject to Landlord’s obligations hereunder to disburse the Improvement Allowance.  Further, in no event shall the aggregate amount of the Improvement Allowance disbursed by Landlord at any time exceed Landlord’s Share of the aggregate amount of the Itemized Costs incurred by Tenant through such date, and in no event shall Landlord be required to disburse aggregate funds in excess of the Improvement Allowance.

(vi)                              All conditions to Landlord’s obligation to disburse the Improvement Allowance are for the exclusive benefit of Landlord.  Any or all such conditions may be waived or relaxed at any time or times by Landlord, at its sole and exclusive option.  No such waiver or relaxation in any particular instance shall affect Landlord’s discretion in dealing with any such condition in any other instance.

(vii)                           Except for the final disbursement of the Retainage, in no event will monthly disbursements exceed ninety-five percent (95%) of the amount requested in a Disbursement Request.  At the time of Substantial Completion and upon satisfaction of the foregoing conditions, receipt of final lien waivers and Tenant’s receipt of a final signed inspection record for the Premises, Landlord shall disburse the Retainage that Tenant or Tenant’s Design-Builder is otherwise entitled to have disbursed hereunder.

(b)                                 Preparation and Review of Plans for Tenant’s Initial Work.

(i)                                     Tenant shall retain a Massachusetts registered architect reasonably acceptable to Landlord as a licensed architect with respect to the Tenant’s Initial Work (the “Design-Builder’s Licensed Architect”), and the Design-Builder’s Licensed Architect has prepared (or will prepare) plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant’s Initial Work in the Premises to be installed in the Premises by Tenant’s Design-Builder pursuant to this Work Letter consistent with the Initial Plan and of sufficient detail so as to be able to be used for preliminary pricing by providers of the goods and services required for the Tenant’s Initial Work.  Tenant shall deliver the Temporary Plans to Landlord within ninety (90) days after the execution of this Lease by Tenant.  Landlord shall have ten (10) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans.  If the Temporary Plans contemplate the removal or alterations of any portions of the Premises’ infrastructure, fixtures, built-ins, and/or equipment that is affixed to the Premises as of the date of the Lease, Landlord may disapprove of such Temporary Plans in its sole discretion.  If Landlord fails to give written comments to or approve the Temporary Plans within such ten (10) business day period, then Landlord shall be deemed to have rejected the Temporary Plans as submitted.  If Tenant’s proposed Temporary Plans are deemed to have been rejected by Landlord as aforesaid and Tenant resubmits such Temporary Plans to Landlord with a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S FAILURE TO APPROVE OR DISAPPROVE OF THE TEMPORARY PLANS SUBMITTED HEREWITH WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN LANDLORD BEING DEEMED TO HAVE APPROVED SUCH TEMPORARY PLANS,” and Landlord fails to approve or disapprove such Temporary Plans within ten (10) business days after Landlord’s receipt thereof, then such Temporary Plans shall be deemed approved by Landlord.  Tenant shall have seven (7) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within seven (7) business days of Landlord’s receipt of such revised plans.  Such process shall be repeated twice and if at such time final approval by Landlord of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, to reflect Landlord’s objections or comments.

(ii)                                  Once Landlord has approved the Temporary Plans, Tenant shall proceed to produce the “Final Plans”.  The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises.  The improvements shown in the Final Plans shall (a) utilize new and first class materials and use sound methods of construction, (b) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, (c) comply with all applicable laws, rules, regulations, codes and ordinances, and (d) be sufficient to serve as the plans for permitting and construction.  Tenant, using the Design-Builder’s Licensed Architect, shall prepare or cause to be prepared and submitted the Final Plans, which shall be consistent with the description of the Tenant’s Initial Work set forth in the Temporary Plans, concurrently, and in each case by receipted courier or delivery service, to the person Landlord selects as its construction representative (“Landlord’s Construction Representative”) and Landlord’s offices for Landlord’s review and approval.  Provided no default or event of default has occurred, Landlord shall reimburse Tenant up to amount not to exceed $0.10 per rentable square foot in the Premises for the costs of the Final Plans.

(iii)                               Each set of Plans furnished by Tenant shall include at least two (2) sets of prints.  The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction.  Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Design-Builder’s Licensed Architect, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant’s Initial Work, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code.

(iv)                              Tenant shall submit all Final Plans concurrently to Landlord’s construction representative and offices, as designated above, for Landlord’s review and approval.  Landlord shall have ten (10) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans.  If Landlord fails to give written comments to or approve the Final Plans within such ten (10) business day period, then Landlord shall be deemed to have rejected the Final Plans as submitted.  If Tenant’s proposed Final Plans are deemed to have been rejected by Landlord as aforesaid and Tenant resubmits such Final Plans to Landlord with a notice at the top of the page having a heading in at least 12-point type, bold and all capital letters stating “LANDLORD’S FAILURE TO APPROVE OR DISAPPROVE OF THE FINAL PLANS SUBMITTED HEREWITH WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN LANDLORD BEING DEEMED TO HAVE APPROVED SUCH FINAL PLANS,” and Landlord fails to approve or disapprove such Final Plans within ten (10) business days after Landlord’s receipt thereof, then such Final Plans shall be deemed approved by Landlord.  Tenant shall have seven (7) business days following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within seven (7) business days of Landlord’s receipt of such revised plans.  Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained.  Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord.  In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans.  If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans.  For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Premises are situated.

(v)                                 Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, except for in-wall wood blocking and other standard construction means and methods, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

(vi)                              In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises, or materially reduce the scope or cost (subject to value engineering) of the Tenant’s Initial Work.

(vii)                           As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant’s Initial Work, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant’s Initial Work (or such portion thereof, as applicable).  Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

(viii)                        Tenant shall be solely responsible for the design and construction of the Tenant’s Initial Work.  Notwithstanding Landlord’s review and approval of the Initial Plan or the Final Plans, Landlord shall have no liability to Tenant or to any other person for errors or omissions in the Initial Plan or the Final Plans or in the construction of the Tenant’s Initial Work (Landlord’s review and approval of the Initial Plan and Final Plans being for Landlord’s own purposes).  Tenant shall indemnify, defend, protect and hold Landlord, its agents and employees harmless from all Claims (as defined below) which arise in any way, directly or indirectly from or in connection with the design and/or construction of the Tenant’s Initial Work, including without limitation, claims arising from the work of Tenant’s architect, engineer, and other agents.  As used herein, “Claims” is an individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

(c)                                  Construction of the Tenant’s Initial Work.

(i)                                     Construction or installation of the Tenant’s Initial Work shall be performed by a Massachusetts licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the “Tenant’s Design-Builder,” whether one or more), pursuant to a written guaranteed maximum price construction contract for the Building (the “GMP Contract”) negotiated and entered into by and between the Tenant’s Design-Builder and Tenant and approved by Landlord.  Landlord shall also have the right to approve all subcontractors that perform work affecting any mechanical, plumbing or electrical (“MEP”) systems, which approvals will not be unreasonably withheld, conditioned or delayed. Landlord herby approves the use of Hampshire Fire Protection (sprinkler), North Shore Mechanical (plumbing), Lake HVAC (HVAC), and Electrical Dynamics (EDI).  The GMP Contract shall (i) obligate Tenant’s Design-Builder to comply with all rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of such GMP Contract whereby the Tenant’s Design-Builder holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) such GMP Contract, including all of the warranties of the Tenant’s Design-Builder with respect to the work performed thereunder and the obligation of the Tenant’s Design-Builder to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such GMP Contract, (iv) evidence the agreement of the Tenant’s Design-Builder that the provisions of the Lease shall control over the provisions of such GMP Contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (v) to the full extent permitted under applicable law,  evidence the waiver and release by the Tenant’s Design-Builder of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Building as a result of the work performed or to be performed thereunder (and obligating the Tenant’s Design-Builder to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to such GMP Contract).  Prior to the commencement of construction of the Tenant’s Initial Work, Tenant’s Design-Builder shall provide Landlord and Tenant with copies of the building permit and any other permits needed for the Tenant’s Initial Work, evidence of appropriate insurance and a fully-signed complete version of the GMP Contract (including the guaranteed maximum price, e.g., the total cost to construct and install the Tenant’s Initial Work within the Building) (the “Construction Price”).

(ii)                                  To the extent applicable, Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant’s Initial Work must be performed by the Landlord’s Building roofing contractor.  As of this date, Landlord’s Building roofing contractor is NorthStar Construction Services, provided that Landlord reserves the right at any time and from time to time to change the Landlord’s Building roofing contractor.  All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant’s Initial Work, payable in accordance with the provisions of Section 3.3.2 of the Lease.  Tenant shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant’s Initial Work.

(iii)                               Tenant specifically agrees to carry, or cause the Tenant’s Design-Builder to carry, during all such times as the Tenant’s work is being performed, builder’s risk completed value insurance on the Tenant’s Initial Work, in an amount not less than the construction value cost of the Tenant’s Initial Work.  Tenant shall cause Tenant’s Design-Builder to carry, during all such times as work is being performed, a policy of insurance covering commercial general liability, in an amount not less than Five Million Dollars ($5,000,000.00) project specific, combined single limit for bodily injury (including death) and property damage per occurrence (and combined single limit coverage of Five Million Dollars ($5,000,000.00) in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord, its lenders and its property manager as an additional insured, with a waiver of subrogation against such additional insured parties, and (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant’s Design-Builder may have against Landlord, its lender and/or property manager.  Tenant shall not commence construction of the Tenant’s Initial Work until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant’s Initial Work and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant’s Initial Work (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder).  All of the construction work shall be the responsibility of and supervised by Tenant.

(d)                                 Requirements for Construction of Tenant’s Initial Work.

All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Work Letter and the Final Plans therefor approved in writing by Landlord (and any changes thereto thereafter approved by Landlord in writing as herein provided), and in a good and workmanlike manner, utilizing only new materials.  All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements.  All materials utilized in the construction of Tenant’s work must be confined to within the Premises.  All trash and construction debris not located wholly within the Building undergoing construction must be removed therefrom on a regular basis, consistent with industry standard best practices and disposed of in compliance with all applicable laws at the sole cost and expense of Tenant.  Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Work Letter.  If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable requirements will be observed.  Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

(e)                                  No Liens; Indemnification.

Tenant shall have no authority to place any lien upon the Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect.  If, because of any actual or alleged act or omission of Tenant, or Tenant’s Design-Builder, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof.  With respect to the contract for labor or materials for construction of the Tenant’s Initial Work, Tenant acts as principal and not as the agent of Landlord.  Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant.  Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building.  No contractor of Tenant is intended to be a third-party beneficiary with respect to the Improvement Allowance, or the agreement of Landlord to make such Improvement Allowance available for payment of or reimbursement for the costs of construction of the Tenant’s Initial Work.  Tenant agrees to indemnify, defend and hold Landlord, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises, including, without limitation, any claim of lien against all or any portion of the Premises.  Any default by Tenant under this Work Letter continuing for thirty (30) days following written notice from Landlord shall constitute an Event of Default by Tenant under the Lease (to which no additional notice, grace or cure period shall apply) for all purposes.  Additionally, any approval given by Landlord with respect to the Tenant’s Initial Work or the Final Plans and/or any monitoring of the construction of the Tenant’s Initial Work by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

(f)                                   “Substantial Completion” (or any grammatical variant thereof) of construction of the Tenant’s Initial Work shall be defined as the date upon which Landlord’s construction representative (or other consultant engaged by Landlord) and Tenant’s construction representative mutually and in good faith determine that the Tenant’s Initial Work have been substantially completed in accordance with the Final Plans.  After the Substantial Completion of the Tenant’s Initial Work, Tenant shall obtain and deliver a certificate of occupancy (or its equivalent) for the Premises by the appropriate governmental authority, and execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises and an estoppel certificate in favor of Landlord and its lender consistent with Section 10.10 of the Lease.  The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Term Commencement Date or delay the payment of Base Rent or Additional Rent by Tenant.

(g)                                  Supplemental.  The following apply in addition to requirements elsewhere appearing in this Work Letter:

(i)                                     Each Disbursement Request, sometimes also referred to as a “requisition”, shall mean duly executed AIA Forms G702 and G703, together with partial waiver and subordination of lien forms and such other documentation as Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications from Design-Builder’s Licensed Architect that the amount of the requisition in question does not exceed the amount due to and allowed to Tenant hereby for the cost of the items, services and work covered by such requisition.  Tenant shall submit requisition(s) no more often than monthly.

(ii)                                  Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which shall not be unreasonably withheld) change proposals (each, a “Tenant Change Order”) to change the earlier agreed upon Tenant’s Initial Work and costs. Tenant shall not agree to any change order or otherwise cause any substantial change to the GMP Contract which would result in a material reduction of the scope of such GMP or its cost, subject to value engineering or the improvements absent the prior written approval of Landlord.  If Landlord approves a Change Order, and Tenant and Tenant’s Design-Builder approve the Change Order, then unless and until changed by a subsequent Change Order, the GMP shall be the original GMP adjusted for the Tenant Change Order, which may be a positive or negative adjustment.

(iii)                               Each Disbursement Request (sometimes also referred to as a “request for an Advance”) shall include a summary of the request by Approved Budget line item and a detail of costs incurred to date with respect to the Tenant’s Initial Work and the estimated remaining costs therefor.

(iv)                              Each request for an Advance shall be accompanied by:

a.                                      a further certification by Tenant, Tenant’s Design-Builder or Design-Builder’s Licensed Architect, as applicable, in form reasonably acceptable to Landlord, that the work and materials to be paid for with respect to any particular Advance are fully satisfactory and are in accordance with all of the terms and provisions of the applicable construction contract; and

b.                                      with respect to any sub-contractor or supplier whose contract is in the amount of $100,000 or more, a receipt for all prior payments received by such sub-contractor or supplier in form acceptable to Landlord.

(v)                                 Landlord shall have the right, but not the obligation, prior to the disbursement of any Improvements Allowance funds (an “Advance”) to conduct such reasonable inquiries and inspections as it deems appropriate to determine whether the facts supporting the requisition are true.  Landlord may engage an engineer to perform such inspections as it deems necessary or appropriate.  The Tenant shall be responsible for the reasonable out-of-pocket cost of the engineer performing such inspections.

(vi)                              If required by Landlord’s lender, prior to any disbursement of an Advance, Tenant shall cause the title to the Premises to be examined and deliver to Landlord a so-called “date down” endorsement, with an effective date no sooner than the day prior to the of the date of disbursement of the Advance, showing no new encumbrances or other changes to the status of title as previously existing.  Landlord reserves the right to withhold funding if the title rundown discloses a new lien and the same is not bonded off in a manner satisfactory to Landlord.

(vii)                           No Advances shall be made for materials stored off-site, unless and except only on such terms and conditions as shall be satisfactory to Landlord.

(viii)                        To the extent any architect’s and/or contractor’s contract requires its consent to any assignment to Landlord and/or its successors and/or assigns, Tenant shall be required to obtain and deliver such consent or other written assurances satisfactory to Landlord assuring Landlord that it and its successors and assigns shall have the same rights as Tenant to the continued use of the plans and services contemplated therein for the construction of the Tenant’s Initial Work.

(ix)                              Tenant agrees that once construction of any aspect of the Tenant’s Initial Work commences, Tenant shall use commercially reasonable efforts to cause such construction to carry on continuously (other than for temporary lulls required on account of weather conditions, unavailability of materials, labor disputes, causes beyond Tenant’s reasonable control or other force majeure causes) and with reasonable diligence until the construction of all the Tenant’s Initial Work for the Building in which some Tenant’s Initial Work were commenced are complete.  Without limiting the foregoing, Tenant shall substantially complete the construction of both phases of the Tenant’s Initial Work on or before that date that is 24 months after the date of the Lease.

(x)                                 The GMP Contract must be approved by Landlord in advance, and no such contract nor the related plans and specifications shall be modified or amended in any material respect, or terminated without Landlord’s written consent which consent shall not be unreasonably withheld, conditional or delayed, provided that it shall not be deemed unreasonable for Landlord to deny consent for changes which materially affect the scope or cost of the Tenant’s Initial Work, the method of payment, or which in Landlord’s opinion may materially adversely impair Landlord’s security or the prospects of completion of the Tenant’s Initial Work on schedule and within budgets.

(xi)                              At all times Landlord must be satisfied that Tenant has sufficient U.S. funds to make payment of all costs incurred or which Tenant is obligated to incur, in connection with the Tenant’s Initial Work to be performed pursuant to the GMP Contract, as projected by Landlord in good faith.  Such funds are to be available in Massachusetts from some combination of: (a) funds not yet advanced from the  Improvement Allowance, (b) Tenant’s cash or a stand-by letter of credit acceptable to Landlord and its lender and/or (c) funds deposited with and pledged to Landlord to pay for such costs.  An “Equity Deficiency” shall exist if at any time prior to completion of, and payment for, costs associated with the construction of the Tenant’s Initial Work pursuant to the GMP Contract:

(1)                                 sufficient funds to satisfy the requirements of the prior paragraph are not so available, or

(2)                                 there is an actual or projected cost overrun on any line item in the Approved Budget for the Tenant’s Initial Work, which is not eliminated by a reallocation among budget line items approved by Landlord in its sole discretion reasonably exercised or through the use of the contingency line item.

If Landlord determines that an Equity Deficiency exists with respect to the GMP Contract, and whether or not Tenant has made a request for a disbursement from the Improvement Allowance:

(a)                                 Tenant, within ten (10) days of written request therefor, shall eliminate the Equity Deficiency by depositing with and pledging to Landlord, cash in the amount of the Equity Deficiency (“Cash Collateral”).

(b)                                 All funds so deposited with and pledged to Landlord as Cash Collateral shall be held or disbursed as if part of the Improvement Allowance, but prior to further Advances, except that if an Event of Default has occurred, Landlord, at its option, may use all or any portion of the Cash Collateral to pay any of Tenant’s obligations, or to pay any costs relating to the Tenant’s Initial Work.

(c)                                  If Cash Collateral is deposited and pledged to eliminate or prevent an Equity Deficiency and thereafter it is determined to Landlord’s satisfaction that such Cash Collateral is no longer required to eliminate or prevent an Equity Deficiency, the balance remaining of such Cash Collateral shall be promptly returned to Tenant, provided that no default or event of default exists.

(xii)                           Before commencing any work related to the Tenant’s Initial Work pursuant to the GMP Contract, and as a precondition to Landlord’s obligation to pay that portion of the Improvement Allowance therefor, Tenant shall deliver to Landlord either cash or a letter of credit in form and substance and from a bank acceptable to Landlord, in either case in the amount by which the Construction Price exceeds the Improvement Allowance with respect to each of the GMP Contract.  Any cash or letter of credit provided by Tenant pursuant to this Work Letter shall be held by Landlord as Cash Collateral used to pay Tenant’s share of requested disbursements for Tenant’s Initial Work.

(xiii)                        Notwithstanding anything herein to the contrary, at Landlord’s option, Landlord may make any one or more Advances jointly to Tenant and its contractors or directly to such contractors.

EXHIBIT L

Delivery Condition Items

EXHIBIT L - PART I

Items to be repaired or installed by landlord (Delivery Conditions)

Code Items:

1.              Backup Generator exhaust Stack - per Tier 1A recommendation in 8-20-2018 Fitzemeyer & Tocci report (page 13) — landlord will address

2.              Replace Knox Box Keys - per Tier 1A recommendation in 8-20-2018 Fitzemeyer & Tocci report (page 14) — landlord will address

3.              Perform RF coverage test and install new BDA system if required per test results - per Tier 1A recommendation in 8-20-18 Fitzemeyer & Tocci report (page 14)

Good Working Order:

1.              Landlord will repair any mutually agreed active areas of leaking around windows or doors

2.              Repair existing solar system inverter - per Tier 1B recommendation in Fitzemeyer & Tocci report (page 13) — landlord will repair

EXHIBIT L - PART II

Items to be repaired or installed by landlord (Commercially Reasonable Timetable)

Code Items:

1.              Overflow Roof Drainage - per Tier 1A recommendation in 8-20-2018 Fitzemeyer & Tocci report (page 4) will be reviewed by landlord and addressed if needed

2.              Overflow Scuppers - per Tier 1A recommendation in 8-20-2018 Fitzemeyer & Tocci report (page 4) will be reviewed by landlord and addressed if needed

3.              Fire Alarm Notification Deficiencies - per Tier 1A recommendation (specifically labeled “Correct Fire Alarm Notification Deficiencies”) in 8-20-2018 Fitzemeyer & Tocci report (page 4). Landlord will provide tenant an allowance not to exceed $11,000 for this work.

4.              Bathroom ADA Access - per 8-3-2018 GRLA Report — Page 4 (door operators at 4 locations) if required by Town of Billerica.

Good Working Order:

1.              Install trench drain at main entrance — landlord will address

EXHIBIT M

Landlord’s Equipment

Landlord to remove following equipment from Autoclave, Kitchen, labs and upstairs utility room:

1.              Large Second Floor Autoclave and associated equipment, and all MEP connections. This would include the large autoclave, high pressure boilers, chillers next to autoclave.

2.              Large dish washer and associated equipment.

3.              Industrial food preparation equipment and associated equipment in kitchen area. — Items have been identified and tagged on-site for clarification.

4.              All fume hoods (with exception of 3), supporting ductwork to remain and electrical made safe — Hoods to remain have been identified and tagged on-site for clarification.

Tenant to keep following equipment/ furniture in kitchen, Autoclave and lab spaces:

1.              Serving counter space and some selected food prep equipment

2.              Small dish washer and small autoclave located in the autoclave room.

3.              3 Fume/Bio hoods to be selected from locations throughout the building

4.              Stainless steel cabinets and casework in Autoclave room.

Tenant not responsible to maintain or replace any of the existing furniture that might be removed or replaced during the Term of the Lease

EXHIBIT N

List of Site Assessments

Phase I Environmental Site Assessment for 900 Middlesex Turnpike Building 1 — Prepared by Vertex and Dated August 28, 2017

Facility Cleaning Completion Report for 900 Middlesex Turnpike — Prepared by Clean Harbors Environmental Services and Dated November 14, 2017

Report on Decommissioning Review of the Millipore Bioprocess Engineered Products Laboratory Facility in Billerica, Massachusetts (EH&E 21874) — Prepared by Environmental Health & Engineering and Dated November 21, 2017

EXHIBIT O

Existing Mortgagee’s Form of SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) made on         , 2018, by and among Landlord, Tenant and Lender, all as hereinafter defined;

W I T N E S E T H:

IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Landlord, Tenant and Lender hereby covenant and agree as follows:

1.                                      For purposes of this Agreement the following terms shall be defined as set forth below:

A.                                    Assignment of Leases: That certain Collateral Assignment of Lessor’s Interest in Leases, Rents and Profits affecting Landlord’s interest in the Lease to be executed by Landlord in favor of Lender and to be recorded in the Middlesex County North Registry of Deeds (the “Registry”).

B.                                    Mortgage: That certain Mortgage and Security Agreement and Financing Statement to be executed by Landlord in favor of Lender, conveying Landlord’s interest in the Property to Lender and to be recorded in the Registry (included in the term are all amendments, additions and substitutions thereof).

C.                                    Landlord: SSI 900 Middlesex MA LP, a Delaware limited partnership

D.                                    Lease: That certain Lease Agreement by and between Landlord and Tenant dated October 2, 2018, affecting the Property.

E.                                     Property: All that tract or parcel of land located at 900 Middlesex Turnpike, Billerica, Middlesex County, Massachusetts, as more particularly described on Exhibit “A” attached hereto and made a part hereof.

F.                                      Tenant: Quanterix Corporation, a Delaware corporation

G.                                    Lender: Blue Hills Bank

2.                                      Tenant has subordinated and does hereby subordinate all of its rights in and to the Property and in and to the Lease (including any options to purchase) to the following: (i) the Mortgage; (ii) any and all renewals, substitutions, extensions, modifications, replacements or amendments of the Mortgage; (iii) all loan documents executed in connection with the Mortgage including, without limitation, the Assignment of Leases; and (iv) all indebtedness secured by the

Mortgage and all advances made pursuant thereto prior to or after the date hereof. Notwithstanding anything to the contrary contained herein or in the Lease, any interest of Tenant in any right of first refusal contained in the Lease shall not be binding upon Lender at a foreclosure sale of the Property, upon any purchaser at a foreclosure sale of the Property or upon the purchaser in the first subsequent transfer of the Property by Lender following deed in lieu of foreclosure.

3.                                      Tenant shall give written notice to Lender of any default of Landlord under the Lease (at the time and in the same manner it gives said notice to Landlord) and agrees that Lender shall have the time periods set forth in the Lease for cure to cure said Landlord default.

4.                                      So long as Tenant is not in default under the Lease, beyond any applicable notice and cure period, in the payment of rent or additional rent or in the performance of any of the terms, or conditions of the Lease, Lender covenants and agrees that Tenant’s leasehold interest, possession, use, quiet enjoyment, and occupancy of the demised premises under the Lease and the rights and privileges of Tenant under the Lease, including any extensions or renewals made with Lender’s consent if required under this Agreement, shall not be diminished or interfered with by Lender in the exercise of any of its rights under the Mortgage during the term of the Lease or any extensions or renewals made with Lender’s consent if required under this Agreement. So long as Tenant is not in default, beyond any applicable notice and cure period, in the payment of rent or additional rent or in the performance of any of the terms, or conditions of the Lease, Lender will not join Tenant as a party for the purpose of terminating or otherwise affecting Tenant’s interest under the Lease, in any action of foreclosure or other proceeding brought by Lender to enforce any rights arising because of any default under the Mortgage. Lender may join Tenant as a party if joinder is necessary under any statute or law to secure the remedies available to Lender under the Mortgage, but joinder shall be for that purpose only and not for the purpose of terminating the Lease or affecting Tenant’s right to possession of the demised premises.

5.                                      If Lender, its successors or assigns, shall succeed to the interest of Landlord under the Lease in any manner, or if any other person or entity shall acquire Landlord’s interest in the Property upon any foreclosure of the Mortgage (Lender, its successors or assigns, or such other person or entity, as the case may be, being hereinafter referred to as “Successor Landlord”), Tenant shall attorn to Successor Landlord upon such succession or foreclosure sale and shall recognize Successor Landlord as the landlord under the Lease, and the Lease shall remain in full force and effect and shall inure to the benefit of Successor Landlord as landlord thereunder. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant shall not be obligated to pay rent to Successor Landlord until Tenant receives written notice from Successor Landlord, together with evidence satisfactory to Tenant, demonstrating that Successor Landlord has succeeded to Landlord’s interest under the Lease and directing where rent should be mailed. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Successor Landlord, any instrument or certificate that may be necessary or appropriate to evidence such attornment. From and after any such attornment, Successor Landlord shall be bound to Tenant under all the terms, covenants and conditions of the Lease, except that Successor Landlord shall not (a) be liable for any act or omission of any prior landlord (including Landlord), except for obligations of a continuing nature imposed on the

Landlord under the Lease, provided Successor Landlord has received written notice and the opportunity to cure as provided in Section 3 of this Agreement, which cure period shall not commence until such notice is received; (b) be subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord) unless Lender received notice of the default giving rise to such offset or defense and the opportunity to cure as set forth in Section 3 of this Agreement, which cure period shall not commence until such notice is received; (c) be bound by any rent or additional rent which Tenant might have paid for more than sixty (60) days in advance to any prior landlord (including Landlord) unless actually received by Successor Landlord; or (d) be bound by any amendment or modification of the Lease that would materially reduce the rent payable, term, or square footage of the demised premises or increase the obligations of Landlord or decrease the obligations of Tenant that is made without the consent of Lender, which consent shall not be unreasonably withheld or delayed; provided, however, Lender’s consent shall be deemed given if a response by Lender is not received within thirty (30) days of any written request and a response is again not received within ten (10) days of a second written request.

6.                                      Notices.  Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by the United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Lender:                                                                                                                                    Blue Hills Bank

500 River Ridge, Suite 300

Norwood, MA 02062

Attn:  Lisa Barry, Vice President

with a copy to:                                                                                                               Robinson & Cole, LLP

One Boston Place, Suite 2500

Boston, MA 02108

Attn: Amanda S. Eckhoff, Esq.

To Tenant:                                                                                                                                   As provided in the Lease

To Landlord:                                                                                                                        As provided in the Lease

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

7.                                      The agreements herein contained shall bind and inure to the benefit of successors in interest of the parties hereto.

8.                                      This instrument shall be governed by the laws of the Commonwealth of Massachusetts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Tenant has hereunto caused this instrument to be executed by its duly authorized corporate officials and its corporate seal to be affixed hereto as of the day and year first above written.

TENANT:

QUANTERIX CORPORATION,
a Delaware corporation

By:
Name:
Title:

STATE/COMMONWEALTH OF

, ss.

On this     day of           , 2018, before me, the undersigned notary public,                , personally appeared, proved to me through satisfactory evidence of identification, which was              , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purposes as said           of           and as the voluntary act of Quanterix Corporation.

Notary Public
My commission expires:

(SNDA)

[Signatures Continue on Following Page]

LANDLORD:

SSI 900 MIDDLESEX MA LP,
a Delaware limited partnership

By:	Billerica/Natick MA Partner GP LLC
its General Partner

By:
Name:
Title:

STATE/COMMONWEALTH OF

, ss.

On this     day of           , 2018, before me, the undersigned notary public,                , personally appeared, proved to me through satisfactory evidence of identification, which was              , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purposes as said           of           and as the voluntary act of Billerica/Natick MA Partner GP LLC, as General Partner of SSI 900 Middlesex MA LP.

Notary Public
My commission expires:

(SNDA)

[Signatures Continue on Following Page]

LENDER:

BLUE HILLS BANK

By:
Name:
Title:

STATE/COMMONWEALTH OF

, ss.

On this     day of           , 2018, before me, the undersigned notary public,                , personally appeared, proved to me through satisfactory evidence of identification, which was              , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purposes as said           of           and as the voluntary act of Blue Hills Bank.

Notary Public
My commission expires:

(SNDA)

[Countersignature Page to Subordination, Non-Disturbance, and Attornment Agreement]

EXHIBIT P

TENANT’S EXTERIOR SIGNAGE

EXHIBIT Q

FORM OF COMMENCEMENT DATE AGREEMENT

Date:

SSI 900 Middlesex MA LP, as Landlord, and Quanterix Corporation, as Tenant, executed that Lease Agreement dated as of                         , 2018 (the “Lease”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

The Lease contemplates that this document shall be delivered and executed as set forth in the Section thereof entitled “Commencement Date Agreement”.  This Commencement Date Agreement shall become part of the Lease.

Landlord and Tenant agree as follows:

1.                                      The Term Commencement Date of the Lease is                               .

2.                                      The Term Expiration Date of the Lease Term and the date on which this Lease will expire is                       .

3.                                      The Lease is in full force and effect as of the date of this Commencement Date Agreement.  By execution of this Commencement Date Agreement, Tenant confirms that as of the date of the Commencement Date Agreement (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4.                                      The amount of Base Rent and the portion of the Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Term
Beginning	Ending	Annual Rate		Monthly Rate		Per RSF Rate
		$0.00		$0.00		$0.00
		$3,183,100.00	*	$265,258.33	*	$34.75	*
		$3,262,678.00	*	$271,889.79	*	$35.62	*
		$3,344,244.00		$278,687.04		$36.51
		$3,427,851.00		$285,654.21		$37.42
		$3,513,547.00		$292,795.57		$38.36
		$3,618,953.00		$301,579.43		$39.51
		$3,727,522.00		$310,626.82		$40.69
		$3,839,347.00		$319,945.62		$41.91
		$3,954,528.00		$329,543.99		$43.17
		$4,073,164.00		$339,430.31		$44.47
		$4,195,359.00		$349,613.22		$45.80

Notwithstanding the foregoing, Tenant shall (i)  have no obligation to pay Base Rent that would otherwise be payable during the period beginning on              and ending on                 [first five (5) months of the Lease Term] (the “Initial Free Rent Period”), and (ii) receive an abatement of fifty percent (50%) of the Base Rent that would otherwise be payable during the period beginning on             and ending on             [the next successive thirteen (13) months of the Term] (the “Partial Rent Abatement Period”).  During the Initial Free Rent Period, the free rent set forth above is for Base Rent and Additional Rent for Taxes and/or Operating Costs; provided that in all events Tenant shall pay the cost of utilities supplied to the Premises during the Initial Free Rent Period and for any services directly contracted for by the Tenant.  During the Partial Rent Abatement Period, the rent abatement set forth above is for Base Rent only and Tenant shall pay all Additional Rent, including but not limited to Additional Rent for Taxes and/or Operating Costs, and for the cost of utilities supplied to the Premises during the Partial Rent Abatement Period and for any services directly contracted for by the Tenant.

LANDLORD:

SSI 900 MIDDLESEX MA LP

By:	Billerica/Natick MA Partner GP LLC
its General Partner

	By:	Billerica/Natick MA Partner LP, its sole member

		By:	SSI Billerica/Natick MA GP LLC
its General Partner

			By:	SSI Billerica/Natick MA LP
its sole member

				By:	SSI 2016 GP LLC
its General Partner

					By:	SSI 2016 GP Manager LLC,
its Managing Manager

By:
Name:
Title:

TENANT:

QUANTERIX CORPORATION

By:
Name:
Title: